Exhibit 10.7

POWER PLANT OPERATION AND DEVELOPMENT LEASE
WITH PURCHASE OPTION

THIS POWER PLANT OPERATION AND DEVELOPMENT LEASE WITH PURCHASE OPTION ("Lease"), dated as of Apri15, 2011 (the "Effective Date"), is made by and between MULTILAYER COATING TECHNOLOGIES, LLC, a Delaware limited liability company ("Landlord") and LAIDLAW NEW BEDFORD BIOPOWER, LLC, a Delaware limited liability company ("Tenant") (together, the "Parties") with reference to the following:

WHEREAS, Landlord is the owner and developer of an industrial manufacturing complex (as depicted on Exhibit A attached hereto, the "Complex") in New Bedford, Massachusetts, which complex contains a powerhouse that currently employs natural gas and #6 oil boilers to provide thermal energy to the Complex's occupants (the "Powerhouse"). The Powerhouse is located on the Premises, which are more particularly defined below.

WHEREAS, Tenant desires to redevelop the Powerhouse as a wood biomass combined heat and power generation or other natural gas or fuel-oil powered high-efficiency combined heat and power generation project of up to ten (10) megawatts capacity that will provide combined heat, steam, hot water, chilled water, and/or power for the current and future occupants of the Complex and generate power for export to the local electricity grid or other properties (the "Project").

WHEREAS, Landlord and Tenant are entering into this Lease to allow Tenant to operate the Powerhouse and continue to provide thermal energy to the Complex while it pursues the development, permitting, financing, and subdivision of the Project so as to meet the "Preconditions of Exercise" of the Purchase Option as described herein; and

WHEREAS, Landlord wishes to grant Tenant the exclusive option to acquire the Powerhouse and the Premises as a separate, legally subdivided parcel, as hereinafter described, in accordance with the Purchase Agreement attached hereto as Exhibit E, during the term of this Lease and provided the Preconditions of Exercise are met; and

WHEREAS, contemporaneously herewith, (i) Landlord is assigning to Tenant the O&M Agreement (as hereinafter defined), (ii) Landlord and Tenant are entering into a Short-Term Energy Services Agreement with respect to the supply of electricity, steam, and hot water from the Powerhouse to the Landlord during the term of this Lease, (iii) Landlord is assigning to Tenant and Tenant is assuming the Konarka Energy Services Agreement, and (iv) Tenant is arranging for the preparation of a final Site Plan for the Premises, at the shared cost of Tenant and Landlord.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE I - DEFINITIONS/BASIC PROVISIONS

Unless the context otherwise specifies or requires, the following terms shall have the following meanings:

1.01    "Premises":  Shall be the land and the Powerhouse and related improvements, fixtures, personal property, and equipment thereon located on a portion of the land shown as Lot 6 on Land Court Plan No. 36318-C at 100 Duchaine Boulevard, New Bedford, Massachusetts, comprising approximately 8.32 acres substantially as shown on the preliminary Lotting Plan prepared by Field Engineering attached hereto as Exhibit B.  As a Precondition of Exercise, Tenant shall arrange the preparation of a final Site Plan showing the Premises in a manner and in such detail as is mutually acceptable to the Parties, with the cost being shared equally by Landlord and Tenant. The Site Plan shall be final only upon the written approval of both Landlord and Tenant. The Parties agree that the Premises as depicted on the Final Site Plan and as described in the Deed shall be substantially as shown on the Plan shown on Exhibit B  attached hereto but will include (i) an access roadway from Duchaine Boulevard including the minimum road frontage which may be required by applicable local zoning and planning ordinances; necessary and appropriate easements for above and below-ground utility lines, sewer and water lines, and transmission lines connecting to the Complex's occupants and the local electricity grid. The Premises as conveyed pursuant to the Purchase Option shall also include a temporary easement for construction storage and staging during the construction of the Project as shown on the final Site Plan, which temporary easement is to be agreed to in accordance with Section 22.02 hereof. A legal description of the Premises shall be prepared based on a survey and subdivision map to be made in connection with the subdivision of the Premises from the remainder of the Complex in connection with the sale of the Premises to Tenant and attached to this Lease as Exhibit C.

1.02     "Lease Term" or "Term":  The period from and including the Commencement Date through and including the Expiration Date, unless sooner terminated by exercise of the Purchase Option or otherwise or renewed as otherwise provided in this Lease.

1.03     "Commencement Date":  The date on which Assignment and Assumption Agreements for both the Konarka ESA and the Veolia O&M Agreement satisfactory in form and substance to the Parties in their reasonable discretion have been executed by the Parties, with any necessary or desired consent or acknowledgement of the counterparties. If the Commencement Date has not occurred within sixty (60) days following the Effective Date, then either party hereto may terminate this Lease by written notice to the other.

1.04     "Expiration Date":  The date which is one (1) day before the one year anniversary of the Commencement Date.

1.05     "Base Rent":  $75,000.00 per annum, payable in advance in equal monthly installments of $6,250.00 per month, pro rated for any partial months or years during the Term. If the Term is extended pursuant to Section 3.01 hereof, Base Rent shall increase to $90,000 per annum, payable in equal monthly installments of $7,500.00 per month, pro rated for any partial months or years during the Term.

1.06     "Security Deposit": $50,000.00.

1.07    "Tenant's Permitted Use":  (i) Operation of the Powerhouse for the generation of steam, hot water, chilled water, compressed air, fire pump service, and electricity serving the occupants of the Complex, and (ii) development activities required to plan the design, permitting, construction, and financing of the Project (including environmental and other site investigations, subject to the terms hereof). The construction of the Project is not a Permitted Use under this Lease.

1.08     "Landlord's Address For Notices":  Waterrnill Group, One Cranberry Hill, 750 Merritt Road, Lexington, Massachusetts 02421, Attn: Robert Ackerman.

1.09     "Tenant's Address For Notices":  Laidlaw Energy Group, Inc., 90 John Street, Suite 401, New York, New York 10038, Attention: Michael B. Bartoszek.

1.10     "Permitted Exceptions":  The exceptions to title affecting the Premises set forth in Exhibit F attached hereto.

1.11      "Purchase Option":  Tenant's exclusive option to purchase the Premises set forth in Article 22.01 hereof.

1.12     "Preconditions of Exercise":  The conditions to Tenant's right to exercise the Purchase Option, as set forth in Article 22.02 hereof.

1.13     "Short-Term Energy Services Agreement":  means the Energy Services Agreement between Landlord and Tenant of even date with this Lease.

1.14     "Konarka ESA":  means that certain Energy Services Agreement dated November 13, 2008 by and between Landlord and Konarka Technologies, Inc., as assigned to Konarka NB Holdings, LLC

ARTICLE II - PREMISES

2.01     Lease of Premises.  Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.

2.02    Acceptance of Premises.  EXCEPT AS SPECIFICALLY AGREED HEREIN, INCLUDING THE REPRESENTATIONS AS TO CONTRACTS AND PERMITS IN SECTION 2.03 BELOW, TENANT ACCEPTS THE PREMISES IN THEIR "AS IS" CONDITION WITHOUT ANY AGREEMENTS, REPRESENTATIONS OR OBLIGATIONS ON THE PART OF LANDLORD AS TO THE CONDITION OF THE PREMISES (INCLUDING WITHOUT LIMITATION, THE PREMISES' PHYSICAL CONDITION, ANY ENVIRONMENTAL MATTERS OR HAZARDOUS MATERIALS AFFECTING THE PREMISES, CONTRACTS RELATED TO THE OPERATION OF THE PREMISES OR PURCHASE OF ELECTRICITY OR OTHER SERVICES PROVIDED FROM THE PREMISES, AND ALL LAWS, RULES, REGULATIONS, ORDERS, LICENSES, PERMITS AND ORDINANCES PERTAINING TO THE PREMISES), WHETHER EXPRESS OR IMPLIED, ALL OF WHICH ARE DISCLAIMED. TENANT ACKNOWLEDGES THAT IT HAS HAD A FULL AND COMPLETE OPPORTUNITY TO INSPECT THE PREMISES, TITLE MATTERS AFFECTING THE PREMISES, ITS PHYSICAL CONDITION, CONTRACTS AFFECTING THE PREMISES, ANY ENVIRONMENTAL MATTERS OR HAZARDOUS MATERIALS AFFECTING THE PREMISES, ALL LAWS, RULES, REGULATIONS, ORDERS, LICENSES, PERMITS, AND ORDINANCES PERTAINING TO THE PREMISES, AND ALL OTHER MATTERS RELATED TO THE PREMISES.

2.03     Contracts and Permits. Landlord represents to Tenant that the only material Contracts related to the current operation of the Powerhouse or the Premises or the purchase of electricity or other services provided from the Powerhouse are set forth on Exhibit G-1 attached hereto and that the only currently-existing and effective Permits, Orders, and Licenses applicable to the current operation of the Powerhouse or the Premises are set forth at Exhibit G-2.

ARTICLE III - TERM

3.01     Term and Extension Term. Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.02 of this Lease. This Lease and the Purchase Option granted hereunder shall be valid and effective starting on the Effective Date, notwithstanding the later Commencement Date. So long as (i) there exists no default of Tenant beyond applicable notice and cure periods under this Lease either at the time of exercise or on the first day of the Extension Teini (as hereinafter defined), (ii) this Lease is in full force and effect, (iii) the Tenant named herein has not assigned this Lease (except as permitted in Article XIV hereof) and is in occupancy of the entire Premises, and (iv) Tenant has obtained a Title V operating permit for the Project (as distinguished from the current permit for the Powerhouse), and has timely commenced and is diligently pursuing the satisfaction of the Preconditions of Exercise, then upon written notice to Landlord given not less than thirty (30) days before the Expiration Date Tenant shall have the right and option to extend the Term hereof for up to one year (the "Extension Term"). If Tenant fails to exercise its option to extend the Term strictly within the time period set forth in this Section, then Tenant's option to extend the Term shall automatically lapse and Tenant shall have no right to extend such Term. If Tenant exercises the option granted hereunder, the Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Extension Term except that Base Rent shall be increased in accordance with Section 1.05 hereof.

ARTICLE IV - RENTAL

4.01     Base Rent. During the Lease Term (as it may be extended pursuant to Article III hereof), Tenant shall pay to Landlord as rent for the Premises the Base Rent described in Section 1.05, without notice, demand, abatement, deduction or offset for any reason. If the Commencement Date is other than the first day of a calendar month, Base Rent for the first month of the Term shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in such month. Base Rent due for the last month of the Term shall be similarly prorated if the Expiration Date does not fall on the last day of the month. Base Rent shall accrue on a monthly basis, but shall not be payable by Tenant until (i) Tenant's purchase of the Premises pursuant to the Purchase Option described in Article XXII, (ii) a Tenant default beyond applicable notice and cure periods under Article XV hereof, or, if Tenant exercises the Purchase Option, under the Purchase Agreement attached hereto as Exhibit E, or (iii) the Lease otherwise terminates or expires without Tenant having exercised the Purchase Option. Upon any default beyond applicable notice and cure periods, all accrued Base Rent shall be immediately due and payable and thereafter, any Base Rent coming due shall be immediately payable notwithstanding the delayed payment contemplated by this Section 4.01. Upon Tenant's exercise of the Purchase Option, all Base Rent accrued and owing through the date of Tenant's exercise of the Purchase Option shall be deemed earned and shall become due and payable, but Tenant may pay such accrued Base Rent, together with any additional base rent which accrues thereafter, at the Closing, in accordance with the terms of the Purchase Agreement. Thereafter, Tenant shall pay Base Rent in advance on the first day of each month during the Term hereof (as extended) until the sooner of the closing under the Purchase Agreement or expiration of the Term and Tenant's surrender of the Premises in accordance with the requirements of this Lease. Base Rent and other payments pursuant to this Lease shall not be credited to the purchase price under the Purchase Agreement. Tenant shall pay holdover rent in accordance with Section 21.03 hereof if Tenant does not acquire the Premises pursuant to the Purchase Agreement and holds over beyond the expiration of the Term of this Lease or does not surrender the Premises in the condition required by this Lease on or before the expiration of the Term.

4.02    Property Taxes Definition.  "Property Taxes" means the aggregate amount of all real estate taxes, payments in lieu of taxes, taxes related to any tax increment financing agreement to which Landlord is a party, or penalties, charges, or levies assessed in connection therewith, possessory interest taxes, assessments (whether they be general or special), transit taxes, taxes based upon the receipt of rent (including, without limitation, any gross receipts tax, license fee or excise tax) and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of ad valorem taxes), and any other tax or charge which Landlord shall incur in connection with the Premises, the execution of this Lease, or Tenant's use or occupancy of the Premises or any part thereof. Property Taxes shall also include all reasonable fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be those which are due for payment, or are paid during, or attributable to such year. Property Taxes shall include any tax, assessment, levy, imposition or charge (other than state or federal income taxes) imposed upon Landlord, and measured by or based in whole or in part upon the Premises or the rents or other income from the Premises to the extent that such items would be payable if the Premises was the only property of Landlord subject to same and the income received by Landlord from the Premises was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, systems and appurtenances of Landlord used in connection with managing or operating the Premises.

4.03     Payment. During each calendar year throughout the Lease Term, Tenant shall pay all property taxes (such payment to be by proportionate reimbursement to Landlord as to any property taxes assessed to Landlord as part of the Complex) as follows:

  (A)     Tenant shall, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all Property Taxes. Tenant shall be deemed to have complied with the covenants of this paragraph (A) if payment of such Property Taxes shall have been made to the taxing authority either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest (the "due date"), and Tenant shall deliver to Landlord satisfactory evidence of such payment no later than ten (10) days before such due date. After the execution of this Lease, Tenant shall use reasonable, diligent efforts to cause the Premises to be assessed by the taxing authority separately from other land owned by Landlord, and Landlord shall reasonably cooperate with Tenant in connection therewith. Until such time, for so long as the Premises are assessed as part of a larger tax parcel, (i) Tenant shall pay Property Taxes assessed in respect of the improvements located on the Premises (allocated based on the assessed value of such improvements), and (ii) Property Taxes in respect of the land value of the Premises shall be allocated between the Premises and the larger tax parcel based on the area of the Premises and larger tax parcel, and the assessed land valuation applied to such parcels. Property Taxes for the Premises imposed in respect of a tax year during which the Term begins or ends shall be adjusted and prorated between Landlord and Tenant, based on Tenant's Pro Rata Share (hereinafter defined), whether or not imposed before or after the commencement, expiration or earlier termination of the Term, and Tenant's obligation to pay its prorated share thereof shall survive the expiration or earlier termination of the Term. Tenant's Pro Rata Share of the Property Taxes shall be the total taxes for the applicable tax year multiplied by a fraction, the numerator of which shall be the number of days of the Term that fall in such tax year and the denominator of which shall be 365.

  (B)      Right to Contest.  Tenant shall have the right, at its sole expense, to contest by appropriate proceedings the amount or validity of any Property Taxes required to be paid by Tenant under this Section, provided that Landlord shall not be subject to any civil or criminal liability by reason of Tenant's exercise of its rights hereunder and either: (A) all such Property Taxes are paid when due or (B) the enforcement thereof against the Landlord and the Premises are legally stayed. If Tenant has the right to pursue an abatement under Massachusetts General Laws Chapter 59 Section 59, and if Tenant elects in its sole discretion to pursue such abatement, it shall do so in its own name. If Tenant in its sole discretion elects to pursue an abatement proceeding or to contest Property Taxes, then Tenant shall (x) pay as Additional Rent all interest, penalties and other charges incurred in connection therewith and shall indemnify Landlord against liability for any loss or costs incurred in connection therewith, (y) provide Landlord with at least fifteen (15) days notice of a proposed discontinuance to give Landlord time to assume the prosecution of the abatement if Landlord so elects in its sole discretion, and (z) not settle any such proceedings in each case without the consent of Landlord, not to be unreasonably withheld. Tenant shall be free in its sole discretion to elect to discontinue an abatement proceeding so long as Landlord will not be exposed to any interest, late fees, fines, or other penalties or other criminal or civil liability. Tenant's obligations under this Section are conditioned on the timely payment of relevant property tax reimbursements by Konarka Technologies or its assignee and Landlord under the terms of their respective Energy Services Agreements. Tenant shall use diligent efforts to collect property taxes and all other amounts owed under the Konarka ESA and to enforce the Konarka ESA. If Tenant fails to do so, then upon ten (10) days prior written notice to Tenant, Landlord may enforce and collect amounts due under the Konarka ESA.

4.04     Late Charge; Interest.  If Tenant fails to pay any Rent on or before ten (10) days after notice given after the date the payment is due, in addition to any other rights and remedies of Landlord for Tenant's default, Tenant shall pay to Landlord (a) a late charge equal to five percent (5%) of the overdue amount, to cover additional administrative costs; and (b) interest on the delinquent amounts at a default rate of interest equal to the lesser of the maximum rate permitted by law, if any, or the Prime Rate plus five percent (5%) per annum, from the date due to the date paid. For purposes hereof, the "Prime Rate" shall mean the rate of interest per annum publicly announced by Bank of America, or its successor, in Boston, Massachusetts as its prime lending rate or reference rate as in effect from time to time (the Prime Rate is not necessarily the best or lowest rate of interest offered by the bank).

4.05     Additional Rent.  For purposes of this Lease, all amounts other than Base Rent payable by Tenant to Landlord pursuant to this Lease, whether denominated as such, shall constitute "Additional Rent" hereunder. All Additional Rent, together with the Base Rent, shall sometimes be referred to in this Lease as "Rent". All Rent shall be paid to Landlord (or to the applicable taxing authority or third party to whom payment is required under this Lease), without notice, demand, abatement, deduction or offset for any reason, in lawful money of the United States at such place as is provided herein or, with respect to Base Rent, which Landlord may designate from time to time by written notice given to Tenant.

4.06     Personal Property and Other Taxes.  Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its operation and occupancy of the Powerhouse and the Premises, or upon any fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises or used by Tenant in operating the Premises, and all taxes attributable to the operations, activity, or income of Tenant, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishing, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property. This obligation is conditioned on the timely collection of proportionate shares of such taxes from the counterparties under the Konarka ESA and Short Term ESA.

4.07     Net Lease.  It is the intention of the parties that, except as expressly provided in this Lease, the Base Rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net Base Rent specified herein during the Term of this Lease.

ARTICLE V - SECURITY DEPOSIT

5.01     Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit to secure Tenant's faithful performance under this Lease. If Tenant shall default under this Lease beyond applicable notice and cure periods, Landlord may apply all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so applies any portion of the Security Deposit, Tenant shall immediately, upon written demand, restore the Security Deposit to the full amount hereinabove stated. LANDLORD SHALL HAVE THE RIGHT TO COMINGLE THE SECURITY DEPOSIT WITH ITS OTHER FUNDS AND TENANT SHALL NOT BE ENTITLED TO ANY INTEREST ON ITS SECURITY DEPOSIT. Upon the sooner of (i) the closing under the Purchase Agreement, or (ii) within ninety (90) days after the expiration of the Lease Term (subject to the following sentences) and the surrender of the Premises by Tenant in accordance with this Lease, the Security Deposit, less any portion thereof to which Landlord may be entitled, shall be returned to Tenant provided Tenant is not in default of this Lease

ARTICLE VI - USE OF PREMISES

6.01     Tenant's Permitted Use.  Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.07 above and shall not use or permit the Premises to be used for any other purpose. Currently, and until the Project is completed, the Powerhouse is and will be powered by natural gas and #6 oil boilers. The Project, once completed, shall use only clean wood biomass as a feedstock, and shall not use any coal or oil as fuel, nor any other feedstock or fuel source that contains Hazardous Materials (as defined in Section 6.03 hereof), except that natural gas or fuel oil may be used in the existing boilers for backup power purposes, or, at Tenant's option, natural gas and/or fuel oil may be used in a new, higher efficiency boiler that may replace the existing boilers. All processing or breakdown of feedstock required to prepare such materials for burning or power generation shall be performed off-site and shall not occur on the Premises, except that Tenant shall be permitted to install and operate on the Premises a commercial chipper for the purpose of re-processing or chipping feedstock which has been delivered in chip form that does not meet feedstock specifications. At Closing, the Deed to the Premises shall contain a restrictive covenant implementing the above restrictions on type of feedstock and processing of the same (which covenant shall be a Permitted Exception). Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use, and shall comply with the terms and conditions of any existing permits or licenses with respect to the Premises. Landlord shall (at no cost, liability or expense to Landlord) cooperate in a reasonable manner in executing such applications or assignments as may be required for the issuance or transfer of any permits, licenses, or approvals required for Tenant's operation of the Powerhouse as contemplated in this Lease. To the extent any permit in effect as of the Commencement Date affecting the Premises applies to other property in the Complex as well, Tenant shall obtain a new, separate permit for the Premises only, and Landlord shall reasonably cooperate with Tenant (at no cost, liability or expense to Landlord) in executing applications or other authorizations reasonable required for such permits. Notwithstanding the foregoing, at Landlord's option Tenant shall assign any such permit back to Landlord upon the termination of the Lease (unless Tenant purchases the Premises), or if such permit cannot be assigned at such time, it shall not be transferred to Tenant until Tenant purchases the Premises. Landlord disclaims any warranty, whether express or implied, that the Premises are suitable for Tenant's Permitted Use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

6.02   Compliance With Laws and Other Requirements.

(A)     Tenant, in its use of the Premises, shall comply with all laws (including Environmental Laws, as hereinafter defined) ordinances, regulations and directives of any governmental authority applicable to the Premises or Tenant's use thereof, including, without limitation, the Americans With Disabilities Act (collectively "Applicable Laws") excluding any "Pre-existing Environmental Conditions" as defined below, to the extent that Landlord has agreed to clean up or contribute to the cost of cleaning up such Pre-existing Environmental Conditions.

(B)      Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause any damage or liability to the Premises or Landlord or any other property of Landlord or any occupants of any of Landlord's adjacent property ; (c) violates a requirement or condition of any insurance policy covering the Premises, or increases the cost of such policy; or (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to Landlord or any occupants of any of Landlord's adjacent property or any other adjacent property, including, without limitation, any air, surface, subsurface, or water-borne pollution or noise.

(C)      Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises.

(D)     Tenant shall operate and maintain the Powerhouse and plan the Project in a first-class manner consistent with the industry standards for operation, maintenance, planning, and construction of similar combined heat and power cogeneration facilities. Tenant shall coordinate operation and maintenance of the Powerhouse and development activities for the Project so as to ensure continuity of services to be delivered pursuant to (i) the Konarka ESA, as assigned to Tenant, and (ii) the Short-Terra Energy Services Agreement (and any replacement, amendment, or extension thereof as contemplated by Article XXII of this Lease). Until Tenant acquires the Premises pursuant to Article XXII hereof, Tenant shall maintain and keep in full force and effect that certain Operations and Maintenance Agreement by and between Veolia Energy Operating Services, LLC and Multilayer Coating Technologies, LLC dated September 19, 2008, as assigned to Tenant (the "O&M Agreement"), unless such agreement expires by its terms or is modified or replaced with the prior written consent of Landlord Tenant is expressly authorized to enter into negotiations with Veolia Energy to make beneficial changes to the terms and conditions of the O&M Agreement or to enter into a new O&M Agreement, but no material changes shall be made without the prior written consent of Landlord.

6.03   Hazardous Materials.

(A)     Definitions: (i) "Environmental Laws" means all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority; (ii) "Hazardous Materials" means any material or substance: (1) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," "dangerous," "toxic" or "air pollutant" under Environmental Laws, or any like or similar term or terms; (2) contains petroleum, crude oil or any fraction thereof; (3) containing polychlorinated biphenyls (PCB's); (4) contains asbestos; (5) which is radioactive; (6) which displays toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by Environmental Laws; or (7) which cause a nuisance upon or waste to any portion of the Premises; (iii) "Handle" (or variations of such term) means any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials; (iv) "Pre-existing Environmental Conditions" means existing conditions related to Hazardous Materials located on or about the Premises before the Commencement Date, as well as any condition related to Hazardous Materials which are not attributable to the acts or omissions of Tenant or Tenant's Parties (as hereinafter defined); and (v) "Regulatory Authority" means any federal, state or local governmental agency, commission, board or political subdivision, or any industry organization, which may impose liability or standards of conduct concerning public health and safety, the environment, or the Handling of Hazardous Materials.

(B)      No Hazardous Materials shall be Handled upon, about, above or beneath the Premises, by or on behalf of Tenant's Parties (defined at the end of this paragraph), unless the Hazardous Materials are: (i) currently used in the operation of the Powerhouse, or (ii) reasonably necessary for use of the Premises by Tenant for Tenant's Permitted Use. Tenant shall cause Hazardous Materials to be Handled at all times in compliance with the manufacturer's instructions and all applicable Environmental Laws. Tenant shall ensure that all of Tenant's employees who Handle Hazardous Materials are properly trained and licensed in accordance with Environmental Laws. Tenant shall not cause or permit any Hazardous Materials to be disposed of, released, discharged or permitted to spill, leak or migrate upon, about, above or beneath any portion of the Premises. "Tenant's Parties" means Tenant and its partners, stockholders, members, directors, officers, agents, servants, employees, contractors, clients, concessionaires, customers and invitees.

(C)      Tenant shall, at its sole cost, promptly take all actions required by any Regulatory Authority or Environmental Laws, to remediate, cleanup, or otherwise deal with Hazardous Materials introduced to the Premises by the Tenant or Tenant's Parties. Tenant's obligations under this Section 6.03(C) are limited to matters arising from the Handling of Hazardous Materials by Tenant's Parties.  Such actions shall include, without limitation, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. However, Tenant shall not have any obligation to cleanup or remediate Pre-existing Environmental Conditions during the term of this Lease. Effective upon Tenant's purchase of the Premises in accordance with Section 22.02 hereof, Tenant, for itself, its successors and assigns, releases and indemnifies Landlord from any liabilities, claims, actions, causes of action, judgments, fines, penalties, losses, costs, and damages arising in respect of Hazardous Materials now or hereafter located on the Premises, including any Pre-existing Environmental Conditions.

Except for activities required by law or at the direction of any Regulatory Authority, Tenant shall obtain Landlord's written approval of any proposed investigation, remediation, cleanup, or other work prior to undertaking any actions required by this Section 6.03(C). Tenant shall not perform any invasive testing or testing or investigations which would involve excavation of the soil, monitoring wells, disturbance of the slab of the foundation of any improvements on the Premises, or disturbance of the structural elements of improvements on the Premises, without Landlord's prior written consent. However, Landlord hereby consents to Tenant's obtaining a Phase I environmental report for the Premises, to be commenced within the first 60 days following the date hereof. Further, Tenant shall not contact any Regulatory Authority, settle any claim, or agree to any activity and use limitation, response action, or remediation plan without Landlord's prior written approval of the action to be taken and the costs thereof (provided, however, nothing herein shall prevent Tenant's disclosure of any release of Hazardous Materials to the extent such disclosure is required by Applicable Law). Tenant shall perform all investigation at Tenant's sole cost and expense.

(D)     Tenant shall promptly notify Landlord, of Tenant acquiring knowledge of: (i) any disposal, release, discharge, migration, spill, or leak of Hazardous Materials at the Premises; (ii) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any Regulatory Authority with respect to any Hazardous Materials on, about, above, beneath or from the Premises or the migration thereof from or to other property; (iii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Materials on, about, above, beneath or from the Premises; and (iv) any matters where Tenant is required by any Environmental Laws to give a notice to any Regulatory Authority concerning Hazardous Materials on or from the Premises.

(E)      Tenant agrees that damages to Landlord, only to the extent they are the result of the Handling, release, spill, disposal, discharge, leakage or migration of Hazardous Materials by Tenant or Tenant's Parties which Tenant does not investigate, remediate, clean up, or otherwise deal with in accordance with the requirements of this Lease and of any Regulatory Authority or Environmental Laws, are recoverable by Landlord from Tenant, and include, but are not limited to (collectively, "Environmental Damages"): (i) costs incurred by Landlord (including attorney's and consultant's fees and testing) for investigation and remediation; (ii) the diminution in the value of Landlord's interest in the Premises or any portion thereof; (iii) damages for the loss or restriction on the use of space or of any amenity of the Premises, including, but not limited to, any loss of rent or other charges from other tenants or users of the Premises; (iv) damages arising from any adverse impact on the marketing of space in the Premises, and (v) any fines, losses, costs or expenses imposed on Landlord by any Regulatory Authority or suffered by Landlord in responding to or contesting any enforcement action or litigation by a Regulatory Authority. However, Environmental Damages do not include damages related to any Pre-existing Environmental Conditions, unless resulting from Tenant's exacerbation of any Pre-existing Environmental Condition on the Premises, nor do Environmental Damages include damages arising from migration of Hazardous Materials onto the Premises from adjacent property following the Commencement Date, where such migration was not caused by the acts or omissions of Tenant or Tenant's employees, agents, affiliates, subsidiaries, parents, contractors, or invitees.

(F)      If Tenant delivers a report identifying Pre-existing Environmental Conditions within sixty (60) days of the Tenant's discovery of such Pre-existing Environmental Condition, time being of the essence (which report may be accompanied by Tenant's request that Landlord perform remediation with respect to such conditions or contribute to clean up costs), then within ten (10) business days following Landlord's receipt of such report ("Landlord's Response Period"), Landlord in its sole discretion may, by written notice to Tenant (i) state in reasonable detail what actions Landlord will agree to take with respect to such Pre-existing Environmental Conditions; or (ii) decline to take any actions with respect to such Pre-existing Environmental Conditions. Landlord's failure to respond within such ten (10) business day period shall constitute Landlord's election to take no action with respect to Pre-existing Environmental Conditions. Landlord will have no obligation whatsoever to take any action with respect to Pre-existing Environmental Conditions, and any election by Landlord to clean up or contribute to the costs of cleaning up Pre-existing Environmental Conditions shall be in Landlord's sole and absolute discretion. If Landlord does not elect to clean up or contribute to the cost of cleaning up a Pre-existing Environmental Condition, or if Tenant in its sole discretion is not satisfied with Landlord's proposed actions with respect to Pre-existing Environmental Conditions, then Tenant's sole and exclusive remedy shall be to terminate this Lease by written notice from Tenant to Landlord given within ten (10) business days following expiration of Landlord's Response Period. Upon such termination, Tenant shall have no liability for cleaning up or remediating any Pre-existing Environmental Condition (except to the extent exacerbated by Tenant), Tenant shall surrender the Premises in accordance with Article XXI hereof, and upon such surrender, the Security Deposit (or so much thereof as has not been applied) shall be returned to Tenant. If Landlord does agree by written notice to Tenant to take action with respect to a Pre-existing Environmental condition and Tenant does not terminate this Lease, then Landlord shall take such action as was described in Landlord's written notice. If Tenant does not terminate this Lease following Tenant's delivery to Landlord of a report identifying Pre-existing Environmental Conditions (or if Tenant fails to timely cause such report to be produced), then Tenant shall be deemed to have accepted the environmental condition of the Premises.

(G)      Tenant's obligations under this Article VI, shall survive the expiration or termination of the Lease with respect to matters arising during the Term of the Lease or otherwise during Tenant's occupancy of the Premises. Tenant's release of Landlord set forth in this Article VI shall survive the expiration or termination of this Lease.

ARTICLE VII - UTILITIES AND SERVICES

7.01     Services.  (A) During the Lease Term, Tenant may use any existing utility service connection into the Premises and Tenant, at its sole expense, shall continuously maintain throughout the Lease Term all such utility service, and the Parties shall promptly commence working with their respective engineers, consultants, and utility service providers to plan the separate or consolidated service lines and metering as will best serve the Premises and Landlord's remaining property after the subdivision of the Premises and the construction of the Project. If Tenant exercises the Purchase Option, the Premises will be conveyed with the continuing right to maintain such utility and services lines and connections in the reconfigured manner that has been agreed upon by the Parties in accordance with Section 22.02 hereof. Tenant shall pay to the appropriate utility company or other provider directly, or at Landlord's election to Landlord, for all water, gas, heat, electricity, light, power, sewer, and any other utilities and services utilized by or on the Premises, together with any taxes thereon, connection charges and deposits. Landlord reserves the right during the Lease Term to grant easements for public utility access on, over or below the Premises with prior notice to and approval of Tenant, without any abatement in Rent, provided that said easements or access do not unreasonably interfere with Tenant's Permitted Use of the Premises nor violate or conflict with any permits, site plans, or similar approvals applied for or obtained by Tenant in connection with its development of the Project. Tenant shall arrange for and pay for all telephone and other communication services and equipment, including any additions or alterations to the existing telephone service boards and conduit.

Tenant acknowledges that on the Commencement Date, certain utility contracts and administrative and billing duties related to the operation of the Powerhouse or administration of the Konarka ESA may not be completely transferred over from Landlord to Tenant. Landlord and Tenant shall reasonably cooperate following the Commencement Date to promptly effect such transfer. To the extent Landlord incurs any administrative cost or operational cost related to the Powerhouse or administration of the Konarka ESA after the Commencement Date, then Tenant shall pay over to Landlord any amounts paid under the Konarka ESA in respect of such cost. Further, to the extent Tenant receives any payment under the Konarka ESA with respect to any period prior to the Commencement Date, Tenant shall promptly remit such payment to Landlord.

(B)      Landlord shall provide maintenance for the roads located within the Complex during the Term hereof. During the Term, Tenant shall reimburse Landlord for the cost of any minor road maintenance (but not capital repairs or replacements) attributable to the Premises.

7.02     Separate Metering and Snow Removal.  If any utilities (such as water and sewer service) are not separately metered for the Premises, Landlord may: (i) require that Tenant make reasonable arrangements to share such utilities with the other parties whose premises are on such meter, and (ii) to the extent Landlord pays for such utilities directly to the utility provider, require that Tenant pay Landlord a share of such utilities costs (including any taxes related to such service) based on consumption estimates of Landlord's engineer or consultant (in which case, such engineer's or consultant's fees and costs shall be added to the utility bills). As of the date hereof, Landlord allocates twenty-five percent (25%) of the costs of water consumed at the Complex to the Premises. Alternatively, Landlord may elect to cause Tenant to install separate meters at Tenant's sole cost and expense. Landlord is currently providing snow removal for the entire Complex (including the Premises) and the neighboring parcel owned by Konarka Technologies or its affiliates. Tenant shall reimburse Landlord for one third of the cost of providing such snow removal during the Lease Term to the entire Complex and the Konarka Technologies parcel. Landlord may reasonably estimate in advance any amounts payable by Tenant to Landlord hereunder and Tenant shall pay such amounts within ten (10) days after the same are billed, subject to periodic adjustment (and additional payment by Tenant or credit by Landlord) after the actual amounts have been determined

7.03     Installation, Connection and Use of Additional Utility Equipment or Services.  Tenant, at its sole cost and expense (and holding Landlord harmless from any such expense or liability), shall arrange to install and connect any equipment and lines required to supply utility services required by the Project which are not already serving the Premises or, at Landlord's option, shall repair, alter or replace any such existing items (or Tenant, at its sole cost or expense, shall share the costs thereof for any equipment shared with other tenants). Tenant shall maintain, repair and replace all such items installed or used by it, and keep the same in good working order, condition and repair. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements of Article IX hereof. Tenant shall at all times keep the Premises sufficiently heated and/or air conditioned to avoid damage to interior finishes and fixtures and freezing of pipes.

7.04     No Liability for Interruption of Services.  Landlord has no obligation whatsoever to furnish any services or utilities to the Premises, and Tenant shall not be entitled to any damages based on unavailability of services nor shall any failure or interruption abate or suspend Tenant's obligation to pay Rent under this Lease or constitute a constructive eviction of Tenant or entitle Tenant to terminate this Lease. Tenant may purchase gas and fuel oil directly from the provider, but if Tenant so elects to purchase directly from the provider, it shall assume any outstanding energy or fuel supply agreements that Landlord may have previously entered into with respect to the supply of energy or fuel to the Premises.

ARTICLE VIII - MAINTENANCE AND REPAIRS

8.01     Landlord's Obligations.  Subject to the below limitations on Landlord's liability, Landlord shall, during the Term, be responsible for and shall perform and pay directly for all Capital Repairs and Replacements to the equipment, building, and improvements comprising the Powerhouse and the related distribution system serving the Complex which are necessary to meet the contractual requirements under the Konarka ESA or with other users within the Complex, or required by Applicable Law. "Capital Repairs and Replacements" are (i) all repairs costing more than $25,000, and (ii) any other repairs, replacements, or installations having a useful life longer than one year which would be capitalized under generally accepted accounting principles or prevailing real estate practice. Landlord has agreed to perfoint the repair described in Exhibit H attached hereto as a Capital Repair and Replacement. Landlord has not agreed to or authorized any other Capital Repair or Replacement. Notwithstanding anything to the contrary contained in the Short-Term Energy Services Agreement, so long as Landlord is both the owner of the Premises and the purchaser under the Short-Term Energy Services Agreement, Tenant shall not have the right to charge Landlord for any Capital Repairs and Replacements under such Short-Term Energy Services Agreement. If Landlord refuses to perform, approve, or pay for any Capital Repair or Replacement, as Tenant's sole and exclusive remedies, Tenant shall have the right to either (i) terminate this Lease by written notice to Landlord, and upon such termination, Tenant shall surrender the Premises in accordance with Article XXI hereof, and upon such surrender, the Security Deposit (or so much thereof as has not been applied) shall be returned to Tenant, or (ii) exercise the Purchase Option.  Tenant shall not be obligated to perform any Capital Repairs and Replacements if Landlord does not agree to pay for or perform such repairs. In no event shall Landlord be obligated to pay for any capital work or improvements which relate to Tenant's construction of the Project. If Landlord pays for the cost of a Capital Repair or Replacement, then Tenant shall seek reimbursement for that cost under the Konarka ESA (to the extent permitted thereunder), and shall promptly pay to Landlord any amounts paid by Konarka Technologies, Inc., a Delaware corporation (or its successor under the Konarka ESA, including Konarka NB Holdings, LLC) in respect of such repair or replacement.

8.02     Tenant's Obligations.  During the Lease Term, except for Capital Repairs and Replacements, Tenant shall, at its risk and at its own sole cost, keep the Premises in a clean, first class, safe and orderly condition and shall perform all routine maintenance, repairs, and required to keep the Premises in good working repair and condition, including without limitation repairs to the turbines, boilers, pipes, conduits, mechanical equipment, personal property, fixtures and equipment located within and serving the Premises, roof, foundation, walls, windows, downspouts, fire safety sprinkler systems of the Premises and roads, parking areas sidewalks, landscaping, drainage, common area lighting facilities, plumbing system, electrical system, heating, ventilating and air-conditioning systems, storm sewers, sanitary sewers and water mains serving the Premises. Tenant shall not be obligated to contract for or arrange any Capital Repairs and Replacements unless Landlord agrees in writing as to the estimated cost of such repair or replacement and agrees in writing to pay the actual cost of such repair or replacement once completed. Tenant shall be solely responsible for maintaining at its cost all Tenant personal property and equipment.

8.03     Repair Damage.  Tenant shall be responsible for payment within two (2) days of demand from Landlord for any and all costs associated with the repair of any damage to any part of the Premises caused by Tenant or Tenant's Parties.

ARTICLE IX - PROJECT DEVELOPMENT PROCESS; ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.01     Operation and Development Only.  It is the intention of the Parties that during the Term of this Lease, and prior to taking title to the Premises by exercising the Purchase Option hereunder, Tenant shall be engaged solely in (i) operating the Powerhouse in accordance with the Konarka ESA and the Short-Teen Energy Services Agreement, (ii) assisting Landlord with the subdivision of the Premises and its recognition as a separate parcel for tax and planning purposes distinct from the Complex, to the extent necessary (iii) designing the Project and obtaining necessary Permits and Approvals for the construction and future operation of the Project, and (iv) arranging construction and permanent financing for the Project. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Improvements") other than non-capital repairs required hereunder during the Term. Any Tenant repairs or replacements of equipment or improvements comprising the Powerhouse or Premises shall become part of the Premises and shall be surrendered with the Premises upon the expiration or termination of this Lease.

9.02     No Liens.  Tenant shall not permit any mechanics liens, mortgages, or other liens or encumbrances to attach to the Premises, without the prior written consent of Landlord.

9.03     Testing.  Tenant shall not perform any invasive testing or testing or investigations which would involve excavation of the soil, monitoring wells, disturbance of the slab of the foundation of any improvements on the Premises, or disturbance of the structural elements of improvements on the Premises, without Landlord's prior written consent.

9.04     Subdivision.  Landlord shall, at its sole cost, cause the Premises to be subdivided and recognized as two separate parcels for property tax and other purposes, and it shall obtain all necessary approvals (including any required approvals from the Land Court) such that the Certificate of Title will reflect this separate existence and permit the conveyance of the Premises as such. Landlord will coordinate with Tenant to see that the final approved Subdivision Plan and subdivided parcels comprising the Premises are consistent with (i) the final Site Plan, (ii) the pertinent provisions of the Purchase Agreement, and (iii) the requirements of the Land Court.

9.05     Reciprocal Easement Agreement.  Prior to conveyance of the Premises pursuant to the Purchase Option, the Parties will agree on a form of Reciprocal Easement Agreement benefiting and burdening the Premises (the "Reciprocal Easement Agreement") in order to provide for mutual rights of access, allocation of utilities costs and maintenance of utility lines, wires, pipes, and other equipment, snow plowing and roadway maintenance and sharing of certain costs related to the same with respect to the Premises as part of the Complex. The purpose of the Reciprocal Easement Agreement may be accomplished by amending the existing Declaration of Reciprocal Easements to which Konarka NB Holdings, LLC and Landlord are parties and may be either (i) executed and recorded in advance of Closing by Landlord (in which case it shall be a Permitted Exception) or (ii) executed by the Parties at Closing. The final form of Reciprocal Easement Agreement shall be subject to Landlord and Tenant's prior written approval in accordance with Section 22.02 hereof.

9.06     Permits and Approvals.  (A) It shall be Tenant's obligation to keep in force during the Term of this Lease any permits or approvals which relate to the operation of the Powerhouse as currently existing. Tenant shall, at its sole cost, obtain all governmental permits and approvals necessary to construct and operate the Project (the "Permits and Approvals"). A general Project description and a list of the Permits and Approvals currently anticipated to be necessary to construct and operate the Improvements and the Project is attached hereto as Exhibit D.

(B)      Neither Landlord nor any Landlord Parties shall have any obligation or liability to Tenant if any permit or approval (including, without limitation, any building permit, certificate of occupancy, or equivalent) is denied or is not timely issued to Tenant; provided, however, at Tenant's request, Landlord shall reasonably cooperate (at no cost to Landlord) with all reasonable Tenant requests to execute permit applications and similar ministerial acts. If any permit currently in effect applies to the entire Complex rather than just the Premises, then at Landlord's request, Tenant shall cause such permit to be amended and/or shall obtain a new permit in form reasonably satisfactory to Landlord so that there are separate permits for the Complex and the Premises. Tenant acknowledges Landlord's interest in the Project's success and in obtaining a long term power supply for the Complex, as well as Landlord's interest in successfully operating the Powerhouse should this Lease terminate without Tenant purchasing the Premises. Accordingly, Tenant (i) shall promptly provide Landlord with copies of all correspondence to or from any governmental authority with respect to any permits, approvals, entitlements, or consent which Tenant is seeking or may be modifying or amending with respect to the Complex, and (ii) shall keep Landlord informed of the status of all efforts to obtain permits, approvals, entitlements, or consents in connection with the Project. Landlord shall have the right to approve any permits, approvals, entitlements, consents, or conditions thereto with respect to the Project, if any of the foregoing would impose any obligation with respect to the Premises before Tenant obtains title to the Premises, or if any such permits, approvals, entitlements, consents, or conditions would affect the remainder of the Complex, which approval shall not be unreasonably withheld, conditioned, or delayed.

ARTICLE X - INDEMNIFICATION AND INSURANCE

10.01   Tenant's Indemnification.  Subject to Section 10.08 hereof, Tenant agrees to protect, indemnify, hold harmless and defend Landlord, any Mortgagee to which (as defined in Section 16.01), and each of their respective partners, shareholders, members, managers, directors, officers, agents, employees, contractors, clients and invitees (collectively "Landlord's Parties") from and against any and all claims, actions, causes of action, judgments, fines, penalties, losses, damages (including Environmental Damages), liabilities and actual attorney's and consultant's fees and legal and other costs and expenses, including but not limited to damages for bodily injury, death and property damage to the extent caused by or related to any of the following, except to the extent Landlord is actually compensated therefore pursuant to any policy of insurance it carries: (a) the use and occupancy of the Premises or construction thereon by Tenant or the acts or omissions of any Tenant's Parties, (b) any mechanic's lien, payment claim, suit, or other proceeding arising or related to construction or operations on the Premises by Tenant or any Tenant's Parties, (c) the Handling, presence, release, spill, leakage or migration of any Hazardous Materials in violation hereof, or any other violation of Section 6.03 hereof, or (d) any other matter occurring on or with respect to the Premises during the Lease Term, unless arising from the gross negligence or willful misconduct of any of Landlord's Parties. Nothing herein shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord. Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord. Tenant's indemnity obligations under this Article X shall survive the expiration or termination of the Lease with respect to matters arising during the Term of the Lease or otherwise during Tenant's occupancy of the Premises.

10.02   Landlord's Indemnification.  Subject to the limitations on Landlord's liability set forth in this Lease, Landlord agrees to protect, indemnify, hold hainiless and defend Tenant, and each of its partners, shareholders, members, managers, directors, officers, agents, employees, contractors, clients and invitees (collectively "Tenant's Parties") from and against any and all claims, actions, causes of action, judgments, fines, penalties, losses, damages (including Environmental Damages), liabilities and actual attorney's and consultant's fees and legal and other costs and expenses, including but not limited to damages for bodily injury, death and property damage to the extent caused by or related to gross negligence or willful misconduct of any of Landlord's Parties (and excluding any damages to the extent caused by Tenant or any Tenant Parties.

10.03   Property Insurance.  (A) At all times during the Lease Term, Landlord shall procure and maintain, "all-risk" or causes of loss-special form property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes or explosion, in an amount not less than one hundred percent (100%) of the replacement cost excluding the foundation (as reasonably determined by Landlord with respect to the Premises) covering the Powerhouse and the Premises and all improvements now or hereafter constructed thereon to the extent permitted by this Lease during the Lease Term. Tenant shall reimburse Landlord for the cost of Landlord's property insurance attributable to the Powerhouse and Premises within thirty (30) days after Landlord's invoice therefor, provided such funds have been timely collected under the respective Energy Service Agreements.

(B)       At all times during the Lease Term, Tenant shall procure and maintain appropriate insurance on its trade fixtures, equipment, contents, bailed property, inventory, business records and other personal property from time to time situated in the Premises.

(C)      At all times during the Lease Term, Tenant shall procure and maintain pollutant clean up/removal insurance with a limit of at least $2,000,000. Such policy will cover the reasonable and necessary expense to remove, clean up and/or dispose of pollutants from the Premises and Complex. Tenant shall also carry pollution liability insurance that will insure against claims arising out of the pollution of third party land or water caused by Tenant. The definition of and coverage for "pollutants" shall include any solid, liquid, gaseous or thermal irritant or substance, including, but not limited to, fiber, smoke, vapor, soot, fumes, acids, alkalis, chemicals, biological agents and waste. "Pollution" is defined as the presence, discharge, dispersal, seepage, migration, release or escape of any material, which causes or threatens damage to human health or human welfare, or causes or threatens damage, deterioration, and loss of value, marketability, or loss of use to insured property. Such material includes but is not limited to fungi, bacteria, virus, hazardous substances, or pollutants.

The insurance required to be carried by Tenant by this Section 10.03 (C) shall name Landlord as loss payee and shall be endorsed to include as additional insureds, as their interests may appear, the following parties: Landlord, any Mortgagee which has been designated by Landlord in writing to Tenant, and each of their respective members, managers, agents and employees, and/or such other parties as Landlord may reasonably designate from time to time.

10.04   Liability Insurance.  At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance written on a per occurrence basis applying to the use and occupancy of the Premises and the operation of the Powerhouse. Such insurance shall have a minimum combined single limit of liability of at least $2,000,000 per occurrence and a general aggregate limit of at least $5,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include as additional insureds, as their interests may appear, the following parties: Landlord; any Mortgagee which has been designed by Landlord in writing to Tenant, and each of their respective members, managers, agents and employees, and/or such other parties as Landlord may reasonably designate from time to time. Such liability insurance shall be written as primary coverage.

10.05   Workers' Compensation Insurance.  At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the Commonwealth of Massachusetts.

10.06   Automobile Liability Insurance.  At all times during the Lease Term, Tenant shall provide and maintain, at its sole expense, commercial automobile liability insurance including owned, non-owned and hired vehicles, applying to the use of any vehicles arising out of the operations of Tenant. Such insurance shall apply to bodily injury and property damage in a combined single limit of not less than One Million Dollars ($1,000,000) per accident.

10.07   Policy Requirements.  All insurance required to be maintained by Tenant shall be issued by companies approved by Landlord, which insurance companies shall at a minimum be authorized to do insurance business in the Commonwealth of Massachusetts and rated not less than A-VIII in Best's Insurance Guide or a Standard and Poor's claims paying ability rating of not less than AA, and Landlord shall approve the policy form and deductible. A certificate of insurance evidencing the insurance required under this Lease shall be delivered to Landlord on or prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any other party designated in writing by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Lease pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease. Neither Landlord nor Tenant may self-insure. Tenant shall be responsible to Landlord for any costs incurred by Landlord which arise out of Tenant's failure to maintain any of the insurance required to be maintained hereunder.

10.08   Waiver of Claims.  Tenant waives all claims against Landlord's Parties for injury or death to persons, damage to property, loss of income and additional expenses or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (i) any occurrence in or upon the Premises except to the extent caused by the gross negligence or willful misconduct of a Landlord Party; (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers; (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty; (iv) any system or equipment serving the Premises being defective, out of repair or failing; and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees. Tenant further agrees that any and all property of Tenant of any kind that may be in the Premises shall be at the sole risk of Tenant or those claiming through or under Tenant, and that in no case whatsoever shall Landlord be liable to Tenant, for any injury, death, loss or damage to any person or property on the Premises except if caused by the gross or willful negligence or misconduct of Landlord or Landlord's agents or employees. Tenant waives any right it might otherwise have to terminate this Lease for any reason pursuant to this Section 10.07.

10.09   Waiver of Subrogation.  Each party hereby waives any right of recovery against the other for property damage covered by their property insurance to the extent of the injury or loss covered thereby. Such waiver shall apply to any deductibles or reserves. Any policy of insurance to be provided by Tenant pursuant to this Lease shall contain a clause denying the insurer any right of subrogation against Landlord. Any policy of insurance carried by Landlord shall contain a clause denying the insurer any right of subrogation against Tenant.

ARTICLE XI - DAMAGE OR DESTRUCTION

11.01   Destruction of Premises.

(A)  Termination Rights; Repair Obligations.  If the Premises are completely damaged by any casualty, or there is "substantial damage", as described below, either Landlord or Tenant may terminate this Lease by written notice thereof given to the other party within thirty (30) days after such casualty, unless, during such time period Tenant elects to exercise the Purchase Option and receive the insurance proceeds payable with respect to the Premises as the result of such casualty, which proceeds shall be paid over to Tenant upon acquisition of the Premises pursuant to the Purchase Option. If this Lease is not so terminated, or is not terminated pursuant to any other provision hereof, and also in the case of casualty not constituting substantial damage, Landlord shall promptly use available insurance proceeds plus the amount of any deductible under Landlord's property insurance policy to promptly repair any damage to the Premises and any improvements constructed thereon by Tenant.  "Substantial damage" is damage that (i) would take more than one (1) month to repair (6 months with respect to Landlord's right to terminate pursuant to this Section) from the date of such casualty, or (ii) would cost more than ten percent (10%) of the value of the Premises (or 40%, with respect to Landlord's right to terminate pursuant to this Section) immediately preceding such damage to repair. Base Rent and other charges payable under this Lease shall not abate as a result of any casualty or damage.

(B)      Disbursement of Insurance Proceeds.  If this Lease is terminated and the Purchase Option is not exercised, then all insurance proceeds and any rights to insurance proceeds related to casualty or damage to the Premises or the improvements thereon shall be paid and are irrevocably assigned to Landlord in accordance with Section 10.03(A).

11.02   Waiver.  The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.

ARTICLE XII - CONDEMNATION

12.01   Taking.  If the entire Premises, or so much of the Premises as to render the balance of the Premises unusable by Tenant, shall be taken by condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), then this Lease shall terminate on the date that title to or possession of the Premises is taken by the condemning authority, whichever is earlier.

12.02   Award.  In the event of any Condemnation resulting in a Lease Termination, the entire award for such taking shall belong to Landlord. However, Tenant may pursue a separate award from the condemning authority in respect of Tenant's leasehold interest, so long as Landlord's award is not reduced thereby. If this Lease is not terminated following a condemnation, then Landlord shall perform any repairs or work required for operation of the Powerhouse and the Project, and the proceeds of any condemnation award (less amounts reasonably expended by Landlord to recover the same) shall be held and disbursed in like fashion as casualty proceeds pursuant to Section 11.01(A) above.

12.03   Temporary Taking.  No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease. Tenant shall be entitled to recover any award payable to Tenant by the taking authority on account of a temporary taking.

ARTICLE XIII
INTENTIONALLY OMITTED

ARTICLE XIV - ASSIGNMENT AND SUBLETTING

14.01   Restriction.  Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer") unless Tenant receives the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant acknowledges that Landlord has entered into this Lease with Tenant based on Tenant's specific qualifications for operating the Powerhouse and developing the Project, and agrees that Landlord's right to give or withhold consent to a Transfer in Landlord's sole discretion is fair and reasonable. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter), or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting securities of or membership interests in Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net worth. A Transfer or other action in violation of the foregoing, at Landlord's option, shall be void and/or shall constitute a material breach of this Lease. Notwithstanding the foregoing, a Transfer by Tenant to an entity under common control with the original Tenant named hereunder (i.e., to an entity controlled by Laidlaw Energy Group, Inc.) shall not require Landlord's consent, provided that (i) contemporaneous notice of such Transfer is given to Landlord, (ii) such transferee assumes in writing all obligations of Tenant under this Lease, (iii) such transferee assumes in writing all obligations of Tenant under the O&M Agreement, the Energy Services Agreements, the Power Purchase Agreement (and any replacement, extension, or modification thereof as contemplated by Article XXII hereof), and any other agreement Tenant previously entered into or assumed concerning the development, construction, and operation of the thermal energy plant and the Project, and (iv) such transferee assumes in writing and agrees to be bound by and is legally capable of carrying out all provisions and requirements of the Preconditions To Exercise, the Purchase Option, and the Purchase Agreement, including all terms, conditions, and financial undertakings of the Note and the Subordinated Mortgage.

14.02   Continuing Liability of Tenant.  Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of Rent and for the perfaimance of all other obligations of Tenant contained in this Lease.

14.03   Non-Waiver.  A Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's attorney-in-fact, to direct any assignee or subtenant to make all payments directly to Landlord.

ARTICLE XV - DEFAULT AND REMEDIES

15.01   Events of Default By Tenant.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(A)     The failure by Tenant to pay Rent within five (5) days after written notice from Landlord that such Rent is due.

(B)      The abandonment of the Premises by Tenant or Tenant's failure to surrender the Premises in accordance with the requirements of Article XXI upon the termination or sooner expiration of the Lease.

(C)      [Intentionally deleted]

(D)      Any prohibited Transfer under this Lease.

(E)      The failure by Tenant to furnish Landlord any subordination, non-disturbance and attornment agreement or estoppel certificate requested by Landlord within the time period prescribed herein.

(F)      The failure by Tenant to observe or perform any other provision of this Lease if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, provided that if such default cannot be cured within such thirty (30) day period, but Tenant commences such cure within thirty (30) days after written notice from Landlord and diligently pursues such cure thereafter, then Tenant shall have a reasonable period to complete such cure, not to exceed ninety (90) days. The notice described herein shall be in lieu of, and not in addition to, any notice required by any law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

(G)      The making by Tenant, or if Tenant is a partnership or limited liability company, by any partner or member thereof, of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws which petition is not dismissed or stayed within sixty (60) days of filing; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises; the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises; or the death or the dissolution of Tenant.

(H)    Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering into this Lease or in connection with any Transfer under Article XIV.

(I)       Any event of default beyond applicable notice and cure periods under the Purchase Agreement, the Konarka ESA, the Short-Term Energy Services Agreement, or the O&M Agreement (and any replacement, amendment, or extension of any of the foregoing agreements).

15.02   Events of Default By Landlord.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Landlord:

(A)      The failure by Landlord to furnish Tenant any subordination, non-disturbance and attornment agreement or estoppel certificate requested by Tenant within the time period prescribed herein.

(B)       Landlord's failure to diligently pursue subdivision of the Premises pursuant to Section 9.04 hereof or to perform Landlord's obligations under Section 9.06 hereof, where such failure continues for ten (10) days following written notice from Tenant to Landlord.

(C)       Any other breach of any obligation of Landlord (i) hereunder which is not cured within thirty (30) days after written notice by Tenant to Landlord and to Mortgagee whose name and address shall have been furnished to Tenant in writing and specifying how Landlord has failed to perform such obligations and the act required to cure the same; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences perfounance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days, or (ii) beyond applicable notice and cure periods under the Power Purchase Agreement or any other agreement with Tenant.

15.03   Option To Terminate Upon Tenant or Landlord Default; Possession.  In the event of any default by a party described in Sections 15.01-15.02, the other party shall have the right to terminate this Lease by giving written notice of such election to terminate this Lease and specifying a date on which this Lease shall terminate and this Lease shall terminate on such date. If the Lease is so terminated, Tenant shall quit and surrender the Premises in accordance with this Lease. If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

Subject to the limitations set forth in Article XX hereof, following a Landlord default beyond applicable notice and cure periods, Tenant's sole and exclusive remedies (in addition to the termination right provided above) shall be to seek (i) injunctive or equitable relief, or (ii) a separate action for damages.

15.04   Current Damages.  In the event of any termination, Tenant shall pay Rent, and other sums payable hereunder, up to the time of such termination, and (with respect to a termination by Tenant pursuant to Section 15.03 because of a Landlord default) any amounts owing from Landlord to Tenant hereunder shall be paid by Landlord to Tenant. Any Base Rent accrued pursuant to Article IV hereof shall automatically become due and payable upon a default by Tenant beyond applicable notice and cure periods. Following an event of default beyond applicable notice and cure periods, Base Rent shall be due and payable as it accrues (i.e., on the first day of each month), subject to Section 15.05 hereof.

15.05   Final Damages.  At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of Rent and other sums as hereinbefore provided which would he payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Property Taxes would be the same as the payments required for the immediately preceding year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period, discounted to present value at the rate of 3% per annum.

15.06   Re-letting.  [Intentionally deleted]

15.07   Mitigation of Damages.  Whether Landlord terminates this Lease and/or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except as required by applicable law.

15.08  Right of Landlord to Perform.  If Tenant shall fail to perform any required act under this Lease which failure continues for 20 days after notice, Landlord may, without obligation, do so without waiving Tenant's obligations under this Lease. In such event, Tenant shall within five (5) days after demand pay to Landlord, as Rent, any sums incurred by Landlord, together with an administrative charge equal to ten percent (10%) thereof. Any amounts not paid by Tenant when due shall bear interest at a default rate of interest equal to the lesser of the maximum rate permitted by law, if any, or the Prime Rate plus four percent (4%) per annum, from the date due to the date paid.

15.09   Non-Waiver.  No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or at law or equity provided. The delivery of keys to Landlord's agent or employee shall not operate as a termination of this Lease or as a surrender of the Premises, unless so acknowledged in writing by Landlord.

15.10   Cumulative Remedies.  The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be entitled at law or in equity in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

ARTICLE XVI - SUBORDINATION AND ATTORNMENT

16.01   Subordination.  This Lease, and the rights of Tenant hereunder, shall be subject and subordinate to the interests of (i) mortgages and deeds of trust encumbering all or any part of Landlord's interest in and to the Premises given to bona fide, third party lenders; (ii) all advances made under any such mortgages or deeds of trust; and (iii) all renewals, modifications, replacements and extensions of any such mortgages and deeds of trust; provided, however, that (x) as a condition to such subordination, any mortgagee or beneficiary under any such mortgage or deed of trust (any such bona fide, third party mortgagee or beneficiary is herein referred to as a "Mortgagee") shall execute and deliver to Tenant a recordable, commercially reasonable subordination, non-disturbance and attornment agreement which includes recognition of the Purchase Option hereunder, and (y) Mortgagee may elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to such mortgage or deed of trust. Within ten (10) days of written request from Landlord, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or such Mortgagee to effect the purposes of this Section 16.01, including, without limitation, a subordination, non-disturbance and attornment agreement. Any obligations of Mortgagee shall be non-recourse as to any assets of such Mortgagee other than its interest in the Premises. Notwithstanding anything contained in this Section, in the event Tenant exercises the Purchase Option contained in Article XXII hereof, the title to the Premises shall be conveyed to Tenant free of any mortgage lien, security interest, or encumbrance other than Permitted Exceptions. Landlord represents and warrants to Tenant that, as of the Commencement Date, there is no existing Mortgage which is a lien on the Premises.

16.02   Attornment.  If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease a Mortgagee or other purchaser or person taking title to the Premises by reason of the foreclosure of any superior mortgage or deed of trust or sale of the Premises, and Tenant shall, within ten (10) days of demand, execute any documents reasonably requested by any such person to evidence the foregoing.

16.03   Mortgagee and Ground Lessor Notice.  Tenant shall give any Mortgagee whose name and address has been provided to Tenant by Landlord in writing, by certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of any such party. If Landlord fails to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured within that time, then such additional time as may be reasonably necessary), then the Mortgagee shall have an additional thirty (30) days within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be reasonably necessary).

ARTICLE XVII - INTENTIONALLY OMITTED

ARTICLE XVIII - ESTOPPEL CERTIFICATES

18.01   Each party hereto shall, from time to time, within five (5) business days of written request from the other party hereto deliver to the requesting party and any other party designated by the requesting party, an estoppel certificate, acknowledged and executed by Landlord or Tenant (as applicable) stating (i) that the Lease has not been amended, or if it has been, the date and terms of such amendment, (ii) the Rent and accrued Rent and the date to which Rent has been paid, (iii) whether there exists any default of the certifying party or, to the certifying party's knowledge, the requesting party under this Lease, (iv) the status of the Purchase Option, and (v) the status of such other matters as the requesting party may reasonably request. Any such certificate from Tenant given to any Mortgagee or prospective Mortgagee may contain certifications of such other matters, customarily required by such Mortgagee. Any such certificate from Landlord given to a prospective Construction Lender of Tenant shall contain such other certifications concerning the status of the Lease as are customarily required by such Construction Lender and are consistent with the provisions of Section 14.04 of this Lease.

ARTICLE XIX - ENTRY BY LANDLORD

19.01   Upon reasonable prior notice and subject to Tenant's reasonable security requirements, Landlord, and Landlord's contractors, agents and consultants may enter the Premises at all reasonable times, other than in the case of any emergency in which case any such party may enter the Premises at any time, as reasonably required to: inspect the same; determine whether Tenant is complying with all of its obligations under this Lease, including, without limitation, the Handling of Hazardous Materials; cure any defaults of Tenant under the Lease as provided herein; to coordinate the transfer of the Premises to Landlord upon the termination or expiration of this Lease (unless Tenant is purchasing the Premises pursuant to Article XXII); or post notices of non-responsibility or to make repairs or improvements in or to the Premises. Tenant hereby waives any claim for damages for any injury to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry or repair or service work which Landlord reasonably deems to be necessary. Subject to reasonable and customary security arrangements which the Parties shall agree on, Landlord may require Tenant to provide a key to an authorized designee of Landlord with which to unlock all of the doors in, on or about the Premises and Landlord's designee may obtain entry to the Premises, and any entry shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of this Lease.

ARTICLE XX - LANDLORD'S LEASE UNDERTAKINGS; TRANSFER OF LANDLORD'S INTEREST

20.01  Landlord's Lease Undertakings.  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed that: (a) the recourse of Tenant against Landlord with respect to the alleged breach by Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of this transaction or Tenant's use of the Premises (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the Premises, together with any insurance and condemnation proceeds or proceeds from a sale of the Premises ("Landlord's Real Estate"), and not to any other portion of the Complex or other assets of Landlord or Landlord's Parties; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against Landlord's Parties. In no event shall Landlord or Landlord's Parties be liable for incidental, consequential or punitive damages.

20.02   Transfer of Landlord's Interest.  Landlord shall have the right (without Tenant's consent) to sell, transfer or assign the Premises to anyone (a "Successor Owner") provided Landlord also assigns this Lease to such Successor Owner. So long as the Security Deposit (or so much thereof as has not been drawn upon to cure defaults) and any advance rents held by a transferring Landlord are turned over to a Successor Owner and said Successor Owner expressly assumes, subject to the limitations of this Article XX, all the terms, covenants and conditions of this Lease to be performed by Landlord arising from and after the date of the transfer, including the Purchase Option and the terms of the Purchase Agreement, the transferring Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord arising from and after the date of the transfer, and the obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Article XX, be binding on Landlord, its successors and assigns, only during their respective periods of ownership of the Premises. Except for an assignment to a Mortgagee in connection with a mortgage or deed of trust given by Landlord in connection with the Premises, Landlord shall not transfer or assign this Lease except in connection with the conveyance of title to the Premises, such that such Successor Owner has the full right, title and interest sufficient to perform Landlord/Seller's obligations under the Purchase Agreement.

ARTICLE XXI - SURRENDER; HOLDOVER TENANCY

21.01  Condition of Premises and Removal of Property.  Unless Tenant purchases the Premises pursuant to the Purchase Agreement, at the expiration or earlier termination of this Lease or termination of Tenant's right to possession of the Premises, Tenant shall surrender possession of the Premises in good repair, free of debris and Hazardous Materials originally introduced by Tenant or any Tenant's Parties and otherwise in compliance with Section 6.03 of the Lease, with the Powerhouse and related equipment in good operating condition comparable to its condition on the Commencement Date for the supply of electricity, steam, hot, and chilled water, compressed air, fire pump service, and electricity at a capacity, efficiency, and condition at least as good as the capacity, efficiency and condition of the Powerhouse on the Commencement Date and otherwise in the condition required under this Lease (including without limitation Section 8.02), ordinary wear and tear and damage by casualty excepted. Further, as part of Tenant's surrender obligations, Tenant shall (i) at Landlord's option assign to Landlord the Konarka ESA, the O&M Agreement, and any other material agreements with vendors, contractors, or others related to the operation and maintenance of the Powerhouse which Landlord elects to have assigned to it, (ii) at Landlord's option, assign to Landlord or transfer to Landlord, in compliance with the requirements of Applicable Law, any Tenant rights in any permits, applications, or approvals related to the subdivision of the Premises, the operation of the Powerhouse or the construction and operation of the Project (or, with respect to peiniits or approvals which Landlord elects not to have transferred to it, Tenant shall cause the same to be terminated), and (iii) meet with Landlord at least sixty (60) days before the anticipated expiration date of the Lease to coordinate the transfer of the Premises to Landlord and thereafter use reasonable, diligent efforts to coordinate the transfer of the Premises to Landlord and perform such further acts as may be reasonably required to effect such transfer and ensure the safe, legal, and uninterrupted functioning of the Powerhouse and delivery of services pursuant to the Konarka ESA. The obligation to assign permits and approvals does not apply to construction designs, architectural and engineering plans and studies, financial projections, or similar work product which does not run with the land. If Tenant fails to remove any such items or repair damage as required by this Lease, Landlord may do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof, upon demand. The cost and expense of any repairs or restoration of the Premises necessitated by Tenant's failure to observe and comply with the maintenance and operational covenants of this Lease shall be borne by Tenant, provided that if Tenant shall fail to promptly perform such repairs or restoration, Landlord may, without obligation perform same and Landlord shall be reimbursed by Tenant.

21.02   Abandoned Property.  If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation, return or safekeeping thereof. All such property shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. At Landlord's option, any Improvements left on the Premises by Tenant at the expiration of the Lease shall be forfeited by Tenant and shall become Landlord's property.

21.03   Holdover Tenancy.  If Tenant holds possession of the Premises after the expiration or termination of the Lease Term or fails to surrender the Premises in accordance with the requirements of this Lease, Tenant shall become a daily tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a daily rental equivalent to 150% of the Rent payable during the last day of the Lease Term. The daily rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession and/or failure to surrender. Without limiting the foregoing, Tenant shall indemnify, protect, defend and hold harmless Landlord and Landlord's Parties from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by Landlord and Landlord's Parties and arising by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

ARTICLE XXII - PURCHASE

22.01   Purchase Option.  During the term of this Lease, provided that at the time of Tenant's election and continuing at the time of purchase the "Preconditions of Exercise" as listed in Article 22.02 below have been satisfied, Tenant shall have the irrevocable and exclusive option (the "Purchase Option") to purchase all of Landlord's right, title, and interest in the Premises (such interest to comprise the full, unencumbered fee title interest therein, subject only to the Permitted Exceptions) pursuant to the terms of the Purchase Agreement attached hereto as Exhibit E  (the "Purchase Agreement"). Tenant may exercise the Purchase Option by giving prompt written notice thereof together with evidence that all of the Preconditions of Exercise have been satisfied to Landlord at any time before the expiration of this Lease, and within ten (10) days of such notice, Landlord and Tenant shall complete and fully execute the Purchase Agreement and proceed to closing in accordance with the Purchase Agreement (the "Closing"). Tenant shall not be obligated to exercise the Purchase Option, notwithstanding the satisfaction of the Preconditions of Exercise. Notwithstanding the foregoing Purchase Option, nothing herein shall prohibit Landlord from selling all or a portion of the Complex, including the Premises, provided such conveyance is made expressly and of record subject to Tenant's rights under this Lease and the Purchase Option.

22.02   Preconditions of Exercise:  The conditions precedent to Tenant's right to exercise the Purchase Option and acquire the Premises in accordance with the Purchase Agreement are as follows:

(A)     There is no Tenant default beyond applicable notice and cure periods under this Lease, the Short-Term Energy Services Agreement, the Konarka ESA, or the Power Purchase Agreement (or any replacement, amendment, or extension of such agreements).

(B)      The Parties have agreed on a final Site Plan, which Site Plan meets any subdivision or other governmental requirements and meets the access, parking, utility and transmission line requirements provided for in this Lease and otherwise establishes a legally conveyable fee parcel suitable for the construction and operation of the Project as contemplated and as required by the conditions of any Permit or Approval or Applicable Law.

(C)      A long term (i.e. 10 years or more) power purchase agreement for the supply of steam, hot water, chilled water, compressed air, fire pump service, and electricity to the Complex has been entered into between Landlord and Tenant on terms satisfactory to Landlord and Tenant in each of their sole discretions.

(D)      Konarka Technologies, Inc., a Delaware corporation (or, if applicable, its successor under the Konarka ESA) has (or has agreed to effective the date of Closing under the Purchase Agreement) released Landlord of any further liability under the Konarka ESA.

(E)       Tenant has provided Landlord with evidence reasonably satisfactory to Landlord that Tenant has secured financing commitments for the Project (which may include equity contributions) which are sufficient to construct the Project.

(F)       The subdivision of the Premises has been completed pursuant to Section 9.04 hereof. The Parties agree, however, in the event that obtaining separate tax parcel designations proves not be available immediately upon the approval of the subdivision plan by the Land Court, the Parties shall close notwithstanding that the City has not yet completed the ministerial act of issuing a new tax parcel designation.

(G)       The Parties have agreed on a form of Reciprocal Easement Agreement (which may take the form of an amendment to the existing Declaration of Reciprocal Easements) which may be either executed in advance of Closing as a declaration by Landlord or may be executed by the Parties at Closing.

(H)      The Parties have reached a comprehensive agreement, satisfactory to each Party in its reasonable discretion, regarding the separation or joint utilization of all utility lines serving the Premises and the separate or joint metering of such services, including the approval of the relevant utility service providers, if necessary, such agreement to be in writing and to include cost estimates, appropriate engineering plans and surveyed easements. The parties agree that, to the extent feasible at a reasonable cost, utilities serving the Premises shall be separately metered from the rest of the Complex and on separate accounts with the applicable utility company.

(I)        The Parties have agreed, each in their sole discretion, on the extent, location, and duration of the temporary construction easements for the Project.

22.03   Landlord's Representations and Covenants Regarding Title To Premises.

(A)     On the Commencement Date and on the Closing date in the event that the Purchase Option is exercised, the Premises are and will be subject to the Permitted Exceptions and no other liens, restrictions, or title exceptions, except only for liens arising from the acts, omissions, or operations of Tenant or any of Tenant's Parties, or any contractor performing work with respect to the Project, or liens arising after the Commencement Date which are Tenant's responsibility under this Lease.

(B)      Landlord is the owner in fee of the Premises and the sole party necessary to effectively enter into this Lease and to grant the Purchase Option and perform Seller's obligations under the Purchase Agreement.

ARTICLE XXIII - OMITTED

ARTICLE XXIV - MISCELLANEOUS

24.01   Entire Agreement.  This Lease contains or incorporates by reference all of the agreements relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements between Landlord and Tenant and alone expresses the agreement of the parties.

24.02   Amendments.  This Lease shall not be amended, in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

24.03   Successors.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

24.04   Force Majeure.  Subject to the terms of Section 7.04, Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to governmental law, ordinances, rules or regulations, strike, labor trouble, fire, flood, earthquake, civil commotion, or failure or disruption of utility services (but lack of sufficient funds or inability to pay shall not constitute a "reason beyond the control of Landlord" or a force majeure event). The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence.

24.05  Survival of Obligations.  Any obligations of Tenant accruing prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

24.06  Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without respect to conflicts of law principles. Any action regarding this Lease shall be brought in the courts of the Commonwealth of Massachusetts having jurisdiction over the Premises located in Bristol County, Massachusetts, and both parties covenant that jurisdiction and venue are proper in such state and county.

24.07  Severability.  If any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. If two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, then the interpretation rendering the provision enforceable shall be adopted.

24.08   Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the review of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

24.09  Independent Covenants.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

24.10   Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

24.11   Joint and Several Liability.  If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of Rent and the performance of Tenant's obligations hereunder.

24.12   Exhibits and Schedules. All Exhibits to this Lease are hereby incorporated herein by reference.

24.13   Offer to Lease.  The submission of this Lease to Tenant does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until it is fully executed by Landlord and Tenant.

24.14   Waiver; No Counterclaim.  To the extent permitted by applicable law, Tenant waives the right to a jury trial in any proceeding regarding this Lease and the tenancy created by this Lease. If Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature in any such proceeding other than compulsory counterclaims. To the extent permitted by applicable law, Tenant waives any and all rights of redemption granted by any present or future laws. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of Tenant's knowledge of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

24.15   Quiet Enjoyment.  Provided that Tenant performs all of its obligations hereunder, Tenant shall peaceably enjoy the Premises during the Lease Term free of any lawful claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

24.17   Attorney's Fees; Costs of Suit.  If either Landlord or Tenant shall commence any action or proceeding against the other relating to this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or proceeding is prosecuted to judgment. Landlord shall be entitled to recover from Tenant, upon demand, all actual attorneys' fees incurred in seeking enforcement of Tenant's obligations under this Lease.

24.18   Brokers.  Landlord and Tenant shall each defend, indemnify and hold harmless the other party from any claims for a finders or broker's fee based upon alleged dealings with the indemnifying party.

24.19   Notices.  All notices from Landlord or Tenant to the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or by overnight delivery service, addressed to the Landlord at the address for Landlord set forth in Section 1.08 above and to Tenant at the address for Tenant set forth in Section 1.09 above, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given and served when delivered personally or otherwise at the time the same was posted or delivered to the delivery service.

24.20   No Recordation.  This Lease may not be recorded by Tenant, but following the occurrence of the Commencement Date, Tenant may record (and Landlord shall execute) a notice of this Lease (including notice of the Purchase Option) substantially in the form attached hereto as Exhibit "I" (with such changes as may be required by the Land Court registry). If the notice of lease is recorded before the Premises are legally subdivided from the remainder of Landlord's property, then upon the subdivision of the Premises into a separate legal parcel from the remainder of Landlord's property, Landlord and Tenant shall record an amended notice of lease to reflect the same. If for any reason this Lease expires or is terminated, then as a condition to the return of the Security Deposit, Tenant shall deliver to Landlord an executed, acknowledged, recordable instrument terminating any notice of this Lease which may have been recorded, together with such good standing certificates or other Tenant authority documents as may be required to record or file the same.

24.21   Counterparts. This Lease may be executed in any number of counterparts.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above ritten.

TENANT:

Laidlaw New Bedford Biopower, LLC

By:	/s/ Michael B. Bartoszek

Name:	Michael B. Bartoszek

Its:	President

LANDLORD:

MULTILAYER COATING TECHNOLOGIES, LLC

By:	/s/ Robert B. Ackerman

Name:	Robert B. Ackerman

its:	Authorized Signatory

EXHIBIT A

Complex Plan

EXHIBIT B

Premises Plan

EXHIBIT C

Legal Description of Premises
[final description to be inserted based on approved subdivision plan and survey]

The Premises will be a part of Lot 6 as shown on a "Plan of Land, Being a Subdivision of Lot 1 shown on Land Court Plan #36318-B Duchaine Boulevard and Phillips Road, New Bedford, Massachusetts, Prepared For: Multilayer Coating Technologies, LLC, Prepared By: Cullinan Engineering" dated February 25, 2009 and revised March 25, 2009 filed with the Bristol South Registry District of the Land Court as Land Court Plan # 36318-C.

EXHIBIT D

Project Description and Anticipated Permits and Approvals

Project Description: A biomass cogeneration project or other high efficiency generating facility of up to ten (10) megawatts capacity

Permits and Approvals for a Biomass Cogeneration Facility:
•	Site Plan Approval from New Bedford Planning Board (assuming continuation of an approved use and therefore, no Special Permit required)
•	Order of Conditions from New Bedford Conservation Commission (assuming work in wetlands buffer zones, as may be necessary)
•	Air Permit from MassDEP
•	Modification to the site's wastewater discharge permit from the City of New Bedford
•	Construction General Permit from EPA (permit by rule, no application or agency action required)
•	Multi-Sector General Permit for Stormwater from Industrial Activities (permit by rule, no application or agency action required)

If the Project has a Solar Component: The placement of solar panels on roofs and parking areas may require Planning Board Approval and/or Con Comm approval, depending on extent of development and location.

Rules for Reciprocating Engine or Turbine: Regarding a reciprocating engine or turbine, MassDEP has "Industrial Performance Standards" (also known as the Environmental Results Program or ERP rules), that establish a "permit by rule" for units less than 10MW that requires no application or DEP approval provided that the unit meets the specified emissions limitations in the rule (310 CMR 7.26(43)) and other specified provisions. The limits are stringent and ratchet down further for units installed after 1/1/12. There are some "credits" that can be applied to CHP projects that meet specified criteria (The power-to-heat ratio must be between 4.0 and 0.15, design system efficiency must be at least 55%, for instance). An alternate permitting path for units used as peakers or for load shaving requires a permit application and review by DEP. But this still requires BACT and DEP will use the ERP limits as a benchmark.

EXHIBIT E

Purchase Agreement

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into effective ____________, 2011 by and between MULTILAYER COATING TECHNOLOGIES, LLC, a Delaware limited liability company ("Seller") and LAIDLAW NEW BEDFORD BIOPOWER, LLC, a Delaware limited liability company ("Buyer") (together, the "Parties") pursuant to the Purchase Option provisions of that certain Power Plant Operation and Development Lease with Purchase Option between the Parties dated __________, 2011 (the "Lease"), under which Lease Buyer is to operate the existing thermal energy plant to serve existing users while conducting its due diligence, planning, and permitting activities in anticipation of constructing a the Project, as defined in the Lease on the Premises after exercise of the Purchase Option under Article XXII of the Lease (the "Purchase Option").

1. Agreement to Sell; Premises.

(a) Seller agrees to sell and Buyer agrees to buy, upon the terms hereinafter set forth, the Premises described in Schedule "A"  attached hereto (the "Premises") comprising ______ acres of land located southerly of Duchaine Boulevard in the City of New Bedford, Bristol County, Commonwealth of Massachusetts described as Lots ___________ and __________ in a subdivision map approved by the land Court and filed as Land Court Plan No. _______________ on                          , 2011. The Premises comprise a portion of Lot 6 shown on Land Court Plan No. 36318-C.

(b) The Premises shall include all improvements and fixtures and all personal property located at the Premises on the date hereof (other than personal property already owned by the Buyer as Tenant under the Lease).

2. Title. For Seller's title see Certificate of Title No. _______________. The Premises are to be conveyed by a good and sufficient quitclaim deed (the "Deed") in the form attached hereto as Schedule "B"  running to Buyer or to such grantee as Buyer may designate by notice to Seller at least seven (7) days before the Deed is to be delivered as herein provided (provided that such designee is a newly-formed special purpose Delaware limited liability company which is controlled by Laidlaw Energy Group, Inc. which has assumed and is capable of performing all of Buyer's obligations under this Agreement, including the granting of the Promissory Note and Pledge and the Subordinated Mortgage which secures it) and the Deed shall convey a good and clear record and marketable title thereto, free from liens and encumbrances, except:

(a) Provisions of existing building, zoning, land use, and environmental laws and the conditions of any subdivision or building permit approvals or permits obtained by Buyer from the City of New Bedford or any other governmental entity having jurisdiction;

(b) Current real estate taxes affecting the Premises, which taxes Buyer assumes and agrees to pay, subject to the adjustment referred to in Paragraph 3 hereof;

(c) Any liens for municipal betterments assessed after the date of this Agreement; and

(d) The Permitted Exceptions set forth in Exhibit "F" to the Lease but excluding any exceptions which Chicago Title Insurance Company deletes from its title commitment based on an ALTA Survey of the Premises or based on an updated title search or other information.

3. Purchase Consideration.

(a) As consideration for the conveyance of the Premises (the "Purchase Consideration"), the Buyer shall (i) pay to Seller at Closing all Rent and Additional Rent accrued under the Lease through Closing, and (ii) deliver to Seller its Promissory Note and Pledge (the "Note") in the form attached hereto as Schedule "C", which Note shall have a minimum principal amount of $2,000,000.

(b) The Note shall be secured by a Mortgage on the Premises which is fully and automatically self-subordinating to any present or future mortgage, security interest, or other financing lien securing development, construction or permanent financing of the Project (the "Subordinated Mortgage"), in accordance with the terms thereof. The Subordinated Mortgage shall be in the form attached hereto as Schedule"F".  Upon request, Seller agrees to provide prompt written acknowledgement of the subordination of the Subordinated Mortgage to any bona fide, unaffiliated third party lender providing construction or permanent financing or refinancing to the Project, in accordance with the terms of the Note and the Subordinated Mortgage.

(c) The Security Deposit of $50,000 made by Buyer as Tenant under the Lease, provided it has not been reduced to pay or reserve for expenses, taxes, penalties, or other charges for which its use is permitted under the terms of the Lease, shall be returned to Buyer at Closing.

(d) The Parties will make such other closing adjustments to the Purchase Consideration as are customary for commercial transactions in Bristol County, Massachusetts, taking into account any taxes or expenses which Buyer and Seller have already paid or agreed to pay under the terms of the Lease. Any amounts owed by Buyer under the Lease or advanced by Seller pursuant to the Lease (such as prepayments or deposits under any energy supply contract) shall be paid by Buyer at the closing. Seller and Buyer shall reasonably adjust for the cost of any snow removal, water, sewer or other charges payable under the Lease which are not separately metered to the Premises or are directly payable by Buyer to the vendor. Buyer shall pay to Seller the amount of any deposit made by Seller with respect to the O&M Agreement, unless the same has previously been delivered to Seller. Except as provided in the following paragraph, there shall be no other proration of expenses or closing adjustment for any other expenses payable by Buyer under the Lease, all of which other expenses shall remain the sole liability of Buyer.

Pursuant to the Lease, Buyer is responsible for paying, as a reimbursement and subject to timely collection of the relevant reimbursements under the Energy Service Agreements, all real and personal property taxes, assessments, special district levies and any governmental or quasi-governmental charges of like kind, or in lieu of any such taxes and or liens (collectively, as more particularly defined in the Lease, "Property Taxes"), for the period from and after the Commencement Date under the Lease. Seller shall be responsible for any Property Taxes with respect to the period prior to the Commencement Date under the Lease. If the Closing shall occur before the real property tax rate or assessment for the current tax year has been finally determined, then after such tax rate or assessment is finally fixed, Seller and Buyer shall recalculate the apportionment of the Property Taxes pursuant to the Lease, and Seller or Buyer, as the case may be, shall promptly make an appropriate payment to the other based upon such recalculation. After the Closing, until the Premises is separately assessed from the remainder of Seller's property, Buyer shall pay to Seller within ten (10) days after invoice therefor (but not more than twenty (20) days prior to the date such Property Taxes are due) its proportionate share of Property Taxes assessed against the Premises and Seller's remaining property, based on the area of the land on which the Premises are located, the assessed value of the buildings and improvements located on the land, the area of the Seller's remaining property and the assessed value of the building and other improvements thereon. The obligations of this Section 3(d) shall survive the Closing until (i) Property Taxes for the Premises for the current fiscal year are finally determined, with all appropriate adjustments having been made by the Parties, and (ii) the Premises is a separate tax parcel, with any Property Taxes for the Premises after the Closing and before the date the Premises became a separate Tax parcel having been paid by Buyer to Seller.

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(e) All payments under this Agreement shall be made by check or wire transfer of immediately payable federal funds.

4. Closing. (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place via escrow with Chicago Title Insurance Company ("Escrow Agent") on or before the date which is thirty (30) business days after the date this Agreement was fully executed. It is agreed that time is of the essence of this Agreement.

(b) It shall be a condition precedent to Seller's obligation to convey the Premises at Closing that (i) Buyer shall have performed in all material respects all of Buyer's obligations hereunder, and shall have performed in all material respects Buyer's obligations under the Lease, the Konarka ESA and the Short-Term Energy Services Agreement (as defined in the Lease, together with any extension, amendment, or replacement of the same) through the date of Closing with no default outstanding under such agreements after notice, (ii) all of Buyer's representations and warranties hereunder shall be true and correct as of the Closing, and (iii) the Preconditions of Exercise under Section 22.02 of the Lease have been satisfied. It shall be a condition precedent to Buyer's obligation to purchase the Premises at Closing that (i) Seller shall have fully performed in all material respects all of Seller's obligations hereunder and under the Lease, and (ii) all of Seller's representations and warranties hereunder shall be true and correct as of the Closing.

(c) Buyer and Seller agree, for the benefit of Escrow Agent, that:

1.
The Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document.

2.
The Escrow Agent shall not be bound in any way by any other agreement or understanding between Seller and Buyer, whether or not the Escrow Agent has knowledge thereof or consents thereto unless such consent is given in writing.

3.
The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence or willful misconduct of the Escrow Agent.

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4.
The Escrow Agent may resign at any time upon at least ten (10) days prior written notice to the parties hereto. From and after such resignation, the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.

5.
Seller and Buyer hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including reasonable attorneys' fees, expenses and court costs) by reason of the Escrow Agent's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of the Escrow Agent's gross negligence or willful misconduct.

Seller and Buyer agree to deliver such further escrow instructions and instruments to Escrow Agent as may reasonably required to effectuate the purposes of this Agreement.

5. Closing Deliveries. At or before the Closing, the Parties shall make the following deliveries:

(a) Seller shall deliver to Escrow Agent: (i) the Deed, (ii) a Bill of Sale in the form attached hereto as Schedule "D"  conveying Seller's right, title and interest in the property thereunder free of any liens or encumbrances, (iii) a counterpart of the Reciprocal Easement Agreement in the form attached hereto as Schedule "E",  (iv) a recordable termination of any notice or memorandum of lease that may have been executed with respect to the Lease together with any Seller resolutions or certificates as may be required by the Land Court to file the same,; (v) a check or wire for the applicable MA real estate transfer tax (transfer stamps) and other closing costs payable by Seller hereunder, (vi) a release or satisfaction of any mortgage, security interest, or other encumbrance on the Premises securing an obligation of Seller other than matters permitted pursuant to Section 2 hereof, (vii) an affidavit, which includes Seller's taxpayer identification number, certifying as to whether Seller is a foreign entity subject to withholding taxes pursuant to IRC Section 1445, (viii) assignments of any permits, licenses or approvals affecting the Premises or the Project which are in Seller's name and are transferable (ix) such documents and instruments customary in commercial real estate transactions as shall be reasonably required by Buyer or its title company or Escrow Agent to effect the purposes of this Agreement, including without limitation (A) an affidavit enabling Buyer to obtain title insurance on the Premises without the standard exceptions for mechanic's liens and parties in possession (which affidavit may be qualified in light of Buyer's possession of the Premises), and (B) such good standing certificates, consents, or resolutions as may be required by the title company or the Land Court to record the Deed and the Reciprocal Easement Agreement, and (x) a check or wire covering the Security Deposit.

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(b) Buyer shall deliver to Escrow Agent: (i) any unpaid Rent which has accrued under the Lease through the Closing, (ii) the Note; (iii) the Subordinated Mortgage in the form attached hereto as Schedule "F",  (iv) a counterpart of the Reciprocal Easement Agreement, (v) a counterpart recordable termination of any notice or memorandum of lease that may have been executed with respect to the Lease together with any Buyer resolutions or certificates as may be required by the Land Court to file the same, (vi) any customary buyer affidavits or certificates required by the title insurer insuring the Premises for the Buyer, as well as such other instruments or documents as are reasonably required to effect the purposes of this Agreement, including without limitation such good standing certificates, consents, or resolutions as may be required by the title company or the Land Court to record the Subordinated Mortgage and the Reciprocal Easement Agreement, (vii) current evidence of Buyer's formation and good standing in the State of Delaware and its qualification to do business in Massachusetts, and (viii) a check or wire for any closing costs payable by Buyer hereunder. Seller's right to payment under the Note shall be pari passu with the rights of any holders of equity or membership interests in Buyer and Buyer shall not grant any rights to distribution which are inconsistent with the foregoing. The Subordinated Mortgage shall be granted by Buyer to Seller subject only to matters of record affecting the Premises at the time Seller conveyed the same to Buyer (excluding mechanic's liens or other encumbrances created by Buyer), and the lien of any Paramount Mortgage or Paramount Lien, each as defined in the Mortgage.

(c) Buyer and Seller may agree, as part of the settlement instructions to Escrow Agent, to offset and adjust their respective payment obligations of Rent and the Security Deposit.

6. Possession. Recognizing that Buyer is presently in possession of the Premises as Tenant under the Lease, Seller shall take any further appropriate measures necessary to deliver full possession and indicia of ownership of the Premises to Buyer at Closing, including returning any keys to the Premises which it may have been provided pursuant to Section 19.01 of the Lease.

7. Delay of Closing or Inability to Perform. If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Premises all as herein stipulated, or if at the Closing the Premises do not conform with the provisions hereof, then Seller shall remove all encumbrances, if any, which secure the payment of money (other than those created by or arising from the acts or omissions of Buyer, its employees, agents, contractors, or invitees) including, but not limited to, attachments, liens, and mortgages, and use reasonable efforts to remove all other defects in title, and to deliver possession as provided herein, and to make the Premises conform to the provisions hereof, as the case may be, and the Closing shall be extended for a period of 30 days. In no event shall Seller be obligated to remove encumbrances or liens created by the acts or omissions of Buyer, its employees, agents, contractors, subcontractors, consultants or affiliates, nor shall the Purchase Consideration be reduced on account of such liens or encumbrances pursuant to the following paragraph.

If at the expiration of the extended time Seller, having used reasonable efforts, shall have failed so to remove any defects in title, deliver possession, or to make the Premises conform, as the case may be, all as herein agreed, then any payments made under this Agreement shall be forthwith refunded and all other obligations of all parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto; provided that in lieu thereof Buyer shall have the election, at either the original or extended Closing, to accept such title as the Seller can deliver to the Premises in their then condition and to pay therefor the Purchase Consideration reduced by an amount equal to the sum required to remove all encumbrances which secure the payment of money and which have not been removed by Seller, in which case Seller shall convey such title; provided further that in the event of such conveyance in accordance with the provisions of this Paragraph 7: (i) if the Premises shall have been damaged by fire or casualty insured against, then Seller shall, unless Seller has previously restored the Premises to their former condition, pay over or assign to Buyer, on delivery of the Deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by Seller for partial restoration; and (ii) if any portion of the Premises shall have been taken by exercise of the power of eminent domain, Seller shall pay over or assign to Buyer on delivery of the Deed, all awards recovered or recoverable on account of such taking, less any amounts reasonably expended by Seller in obtaining such award.

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If Seller defaults in its obligation to convey the Premises to Buyer in accordance with the terms of this Agreement ("Seller's Default") and such default remains uncured for a period of fifteen (15) days after written notice of default from Buyer to Seller (provided that no such notice shall be required or cure period shall be permitted for Seller's Default in conveying the Premises to Buyer on the Closing Date in accordance with the terms hereof), then as Buyer's sole remedies at law or in equity Buyer may either: (i) bring an action against Seller for, and obtain, specific performance, or (ii) terminate this Agreement and neither Party shall thereafter have any further right or obligation hereunder. The foregoing remedies must be exercised, if at all, within sixty (60) days after the sooner of Buyer's notice of Seller's Default or the Closing Date, and if not exercised within such sixty (60) day period they will be deemed waived; provided, however, if Buyer elects to seek specific performance, the court finds that a Seller's Default occurred and was not cured, but specific performance is unavailable as a remedy, Buyer shall be entitled to (i) terminate this Agreement, and (ii) if specific performance is unavailable because of the intentional, willful, wrongful acts of Seller, then Buyer may bring an action for damages, but such damages shall exclude any incidential or consequential damages. If Buyer defaults in its obligations under this Agreement ("Buyer's Default") and such default remains uncured for a period of fifteen (15) days after written notice of default from Seller to Buyer, then among any other remedies that may be available to Seller, Seller may elect to terminate this Agreement and recover $50,000 as liquidated damages under this Agreement (but such liquidated damages shall not limit Buyer's obligations under the Lease or any other agreement). The parties have agreed that Seller's actual damages under this Agreement, in the event of a default by Purchaser, would be extremely difficult or impracticable to determine. THEREFORE, THE PARTIES ACKNOWLEDGE THAT $50,000HAS BEEN AGREED UPON AS THE PARTIES' BEST, AND THEY BELIEVE REASONABLE, ESTIMATE OF SELLER'S DAMAGES, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES FURTHER ACKNOWLEDGE THAT THE FOREGOING LIQUIDATED DAMAGES ARE INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES IN THE EVENT OF BUYER'S DEFAULT.

If Seller terminates this Agreement because of a Buyer's Default, or if this Agreement is otherwise terminated, then Buyer shall surrender the Premises in accordance with Article XXI of the Lease.

8. Full Performance. The acceptance of the Deed by Buyer or the grantee designated by Buyer, as the case may be, and the delivery of the Purchase Consideration, the Note, and the Subordinated Mortgage to Seller in accordance with the terms hereof shall be deemed to be a full performance and discharge of every agreement and obligation of this Agreement, except (i) the obligations evidenced by and covenants contained in the Note and the Subordinated Mortgage, and (ii) the provisions of Sections 11 and 14 hereof, and of the Lease, excepting those provisions of the Lease that survive termination under Articles IV, VI, VII, X, XXI, and XXIV thereof.

9. Title Clearance. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Consideration or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of the Deed. At Closing, Seller will provide appropriate assurances of the payment of any real estate taxes levied against Seller's property (other than the Premises) which may be a lien against the subdivided Premises.

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10. Insurance. Until Closing, each Party shall insure its own interest in the Premises and personal property at the Premises in accordance with the provisions of the Lease.

11. No Broker. Buyer and Seller represent and warrant to each other that no person or firm will be entitled to be paid a commission by reason of the procurement of this Agreement or the closing of the transaction which is the subject matter hereof. Buyer and Seller agree to indemnify and hold each other harmless from and against any loss, cost, damage or expense arising out of any claim for a commission by any person or firm with whom the Buyer or Seller has dealt. The warranties, indemnifications and representations made hereunder shall survive the delivery of the Deed hereunder.

12. Notices. All notices required or permitted to be given hereunder shall be in writing and delivered by hand or by overnight delivery by a recognized carrier, in accordance with the notice provisions under the Lease.

13. Due Diligence; Acceptance of Premises "As-Is". Buyer expressly represents and warrants that it has made or will have made, through qualified professional representatives, all such investigations of the Premises and the condition thereof as may be reasonably necessary so as to enable Buyer to accept the Premises in "as is", "where is" condition with all faults and by acceptance of the Deed, Buyer shall be deemed to have accepted the Premises in "as is" condition except as expressly provided in this Agreement. Buyer expressly agrees that Seller and its agents have made no representations, warranties or undertakings of any nature with respect to the Premises or its condition which are not expressly set forth in this Agreement or in the Lease.

BUYER PREVIOUSLY OCCUPPIED THE PREMISES PURSUANT TO THE LEASE AND CURRENTLY IS IN POSSESSION OF THE PREMISES PURSUANT TO THE LEASE AND IS FAMILIAR WITH THE PREMISES AND THE CHARACTERISTICS THEREOF. BUYER AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PREMISES OR BOUND IN ANY MANNER WHATSOEVER BY ANY GUARANTEES, PROMISES, PROJECTIONS, OPERATING EXPENSES, OR OTHER INFORMATION PERTAINING TO THE PREMISES MADE, FURNISHED OR CLAIMED TO HAVE BEEN MADE OR FURNISHED, WHETHER ORALLY OR IN WRITING, BY SELLER OR ANY OTHER PERSON OR ENTITY, OR ANY PARTNER, EMPLOYEE, AGENT, ATTORNEY OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER. BUYER ACKNOWLEDGES THAT NEITHER SELLER NOR ANY OF THE EMPLOYEES, AGENTS OR ATTORNEYS OF SELLER HAVE MADE AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE, ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES WHATSOEVER TO BUYER, WHETHER EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE LEASE, AND, IN PARTICULAR, THAT NO SUCH REPRESENTATIONS AND WARRANTIES HAVE BEEN MADE WITH RESPECT TO THE PHYSICAL CONDITION OR OPERATION OF THE PREMISES, THE ACTUAL OR PROJECTED REVENUE AND EXPENSES OF THE PREMISES, CONTRACTS AFFECTING THE PREMISES, THE DEMAND FOR STEAM, HOT WATER, CHILLED AIR, AND POWER GENERATED BY THE PREMISES, ZONING AND OTHER LAWS, REGULATIONS AND RULES OR THE COMPLIANCE OF THE PREMISES THEREWITH, WHETHER OR NOT THE PREMISES CAN BE REDEVELOPED, THE QUANTITY, QUALITY OR CONDITION OF THE FIXTURES INCLUDED IN THE TRANSACTIONS CONTEMPLATED HEREBY, THE USE OR OCCUPANCY OF THE PREMISES OR ANY PART THEREOF, OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PREMISES OR THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER HAS NOT RELIED AND IS NOT RELYING UPON ANY REPRESENTATIONS OR WARRANTIES OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE LEASE, OR UPON ANY STATEMENTS MADE IN ANY INFORMATIONAL MATERIALS WITH RESPECT TO THE PREMISES PROVIDED BY SELLER OR ANY OTHER PERSON OR ENTITY, OR ANY SHAREHOLDER, EMPLOYEE, AGENT, ATTORNEY OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER. THE RELEASE OF LANDLORD, AND TENANT'S INDEMNITY AND CLEAN-UP OBLIGATIONS UNDER SECTION 6.03 OF THE LEASE SHALL SURVIVE THIS AGREEMENT AND THE DELIVERY OF THE DEED. IN NO EVENT SHALL ANY OF THE MEMBERS, OFFICERS, SHAREHOLDERS, EMPLOYEES, PARENTS, AFFILIATES, OR SUBSIDIARIES OF SELLER BE LIABLE FOR ANY OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT.

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14. Representations and Warranties. Seller hereby makes the following representations and warranties now and as of the Closing, to the best of Seller's actual knowledge with respect to representations (a) and (b) below, which representations and warranties shall survive the Closing:

(a) Seller has not received any notices of any violations of law, ordinances, regulations or insurance requirements with respect to the Premises, and Seller has no knowledge of any pending or threatening litigation, condemnation, eminent domain or taking proceedings with respect to the Premises. Nothing in this representation or warranty shall make Seller liable for any violations of law, ordinances, regulations or insurance requirements arising from the acts or omissions of Buyer, its agents, employees, or contractors, or for any such violations of which Buyer has actual knowledge.

(b) There are no contracts and agreements relating to the Premises other than those which either (i) have previously been assigned to and assumed by Buyer as Tenant under the Lease or have been disclosed by Seller to Buyer in the Lease, or (ii) will be terminated as of Closing, or (iii) have been entered into by or with the consent of Buyer or its affiliates.

(c) Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Seller has the power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(d) The individual(s) executing this Agreement on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; does not conflict with any provision of any law or regulation to which Seller is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller, or result in the creation or imposition of any lien on any of Seller's assets or property, which would materially and adversely affect the ability of Seller to perform its obligations under this Agreement; and Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, or other entity or person if any, required for the execution, delivery and performance by Seller of this Agreement.

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15. Buyer's Representations and Warranties. Buyer hereby makes the following representations and warranties now and as of the Closing, which representations and warranties shall survive the Closing.

(a) Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Buyer has the power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b) The individual executing this Agreement on behalf of Buyer has the legal power, right and actual authority to bind Buyer to the terms and conditions hereof. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; does not conflict with any provision of any law or regulation to which Buyer is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer is bound or any order or decree applicable to Buyer, or result in the creation or imposition of any lien on any of Buyer's assets or property, which would materially and adversely affect the ability of Buyer to perform its obligations under this Agreement; and Buyer has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, and any other entity or person if any, required for the execution, delivery and performance by Buyer of this Agreement.

(c) Buyer has not entered into any instrument or encumbrance, nor are there any rights in Buyer which are inconsistent with the last two sentences of Section 5(b) hereof.

16. Transaction Costs. The Parties shall pay the costs of the transactions described herein as follows:

(a) Seller shall pay: (i) the MA real estate transfer tax applicable to this transaction; (ii) the cost of removing any liens or encumbrances from the Premises for which Seller is obligated or responsible; (iii) the cost of recording the Subordinated Mortgage, (iv) one half of the cost of recording the Reciprocal Easement Agreement and (v) the cost of its counsel.

(b) Buyer shall pay: (i) the Purchase Consideration; (ii) the cost of any survey ordered by Buyer ; (iii) the cost of all title searches and title insurance premiums insuring its interest as Owner of the Premises and the interest of its lender; (iv) the cost of all applications, permits, consultants, survey and engineering work, and other costs related to obtaining approvals needed to construct the Project on the Premises; (v) the cost to record the Deed and/or register title to the Premises; (vi) one half of the cost of recording the Reciprocal Easement Agreement, and (vii) the costs of its counsel.

17. Entire Agreement. This Agreement and the documents attached as Schedules hereto as and when delivered, together with the Lease, constitutes the entire agreement between the Parties with respect to the subject matter hereof and no verbal statements made by anyone with regard to the transaction which is the subject of this Agreement shall be construed as a part hereof unless the same be incorporated herein by writing.

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18. Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.

19. Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby (including, without limitation, the enforcement of any obligation to indemnify, defend or hold harmless provided for herein or therein), or because of an alleged dispute, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, or if Escrow Agent commences any action with respect to the Escrow(s), the successful or prevailing party shall be entitled to recover actual attorneys' fees, charges and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

20. Assignment. This Agreement may not be assigned by Buyer, except that it may be assigned by Buyer to the same extent that Buyer is permitted to assign Buyer's interest in the Lease, and subject to the same conditions for assignment as are set forth in the Lease.

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This Agreement, executed in counterparts this _________________ day of ______________, 201__, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the Parties and may be cancelled, modified or amended only by a written instrument executed by both Seller and Buyer.

Seller:

Multilayer Coating Technology, LLC

By:
Name:
Its:

Buyer:

Laidlaw New Bedford Biopower, LLC

By:
Name:
Its:

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Schedule "A"

Premises Description
(to be attached)

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Schedule "C"

Form of Promissory Note

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EXHIBIT C
Form of

PROMISSORY NOTE AND PLEDGE

U.S. $2,000,000	_________________, 20_

FOR VALUE RECEIVED, the undersigned, LAIDLAW NEW BEDFORD BIOPOWER, LLC, a Delaware limited liability company ("Maker" ), promises to pay to the order of MULTILAYER COATING TECHNOLOGIES, LLC, a Delaware limited liability company or its successors and assigns ("Holder") (together, the "Parties"), in accordance with the payment terms contained herein at its offices c/o Watermill Group, One Cranberry Hill, 750 Marrett Road, Lexington, Massachusetts 02421, or at such other address as Holder may designate in writing from time to time, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, the minimum principal sum of TWO MILLION DOLLARS AND NO CENTS ($2,000,000.00), as hereinafter provided in this Note, without interest thereon except from and after and for the duration of an Event of Default (as provided in Section 12 herein). Upon any Event of Default, any amounts then due and payable to Holder hereunder shall bear interest from the date such payment is due until paid at the Default Rate of twelve percent (12%) per annum.

1.   Purchase Consideration.  This Promissory Note and Pledge (this "Note") is part of the "Purchase Consideration" as provided for in that certain Purchase and Sale Agreement dated _____________ 201_ between the Parties (the "Purchase Agreement"), and evidences a purchase money obligation due Holder by Maker for the purchase of certain land and the buildings and improvements and equipment thereon located southerly of Duchaine Boulevard in the City of New Bedford, Bristol County, Commonwealth of Massachusetts described as Lot _______ and Lot _______ in a Subdivision Map filed as Land Court Plan No._________________ on _____________, 2011 (the "Premises").

2.           The Project.  Maker has acquired the Premises with the intention of constructing and operating thereon a wood biomass combined heat and power generation or other natural gas or fuel-oil powered high-efficiency combined heat and power generation project of up to ten (10) megawatts capacity that will provide combined heat, steam, hot water, chilled water, and/or power for the current and future occupants of the parcels adjacent to the Premises (Lots through as shown on Land Court Plan No. [___________], collectively, the "Complex") and generate power for export to the local electricity grid or other properties (the "Project").

3.           Payment Terms. Maker has agreed to pay Holder as the deferred portion of the Purchase Consideration the following compensation:

(i)
Free Cash Flow. Maker shall pay to Holder Ten percent (10%) of the annual "Free Cash Flow" produced by the Project or Premises or operations thereon ("Free Cash Distributions") during the period (A) commencing on the date hereof and (B) ending on the tenth (10th) anniversary of the last day of the calendar quarter in which the Commercial Operation Date (as hereinafter defined) occurs (the "Tenth Anniversary Date"), but in no event (other than in connection with a sale as provided for in Section 3(ii) below) less than $2,000,000 in the aggregate. The "Commercial Operation Date" shall mean the date that Maker is making commercial sales of power, heat, steam, or other energy generated by the Project (as distinguished from the thermal energy plant in its configuration as of the date of this Note) to one or more end users. "Free Cash Flow" for the purposes of this Note means all net revenues of the Premises and Project available for distribution to holders of equity in the Project, subject to lender restrictions and lender covenants as to distribution and escrow requirements. Net  revenues will be determined with reference to the following definitions of Revenues and Expenses.

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"Revenues" means all income, payments, reimbursements, or consideration of any kind whatsoever which is in any way attributable to or in respect of the Premises, or the operations thereon, or the Project, including without limitation (i) the sale of any environmental attributes, (ii) tax credits, (iii) payments from the purchaser of electricity, steam, chilled water, or other services under any power purchase agreement.

"Expenses" means all expenses related to the operation, maintenance, and repair of the Premises and Project including without limitation principal and interest payments to bonafide, third party lenders who are not affiliated with Maker and property taxes. Expenses shall not include (i) Maker's initial costs of constructing the Project or any phase of the Project, as well as any other construction or development costs or amortization or depreciation of the same, (ii) payments by Maker to affiliates which exceed the amounts that would be paid in an arms length, fair market value transaction with unrelated third parties, (iii) costs which are reimbursable under any insurance policy or warranty that Maker is a beneficiary of, (iv) management fees in excess of the lesser of the amount approved by the Paramount Lenders or three percent (3.0%) of Revenues, (v) expenses to the extent they are attributable to projects or activities other than the Premises or operation of the Project, or (vi) costs arising from Maker's negligence or misconduct. If a Paramount Lender requires the establishment of reserves for capital or other expenses ("Reserves"), such Reserves shall count as an "Expense" for the determination of Free Cash Flow, so long as such Reserves are held and disbursed by such Paramount Lender or its trustee or agent; however, the payment of Expenses from such Reserves shall not have the effect of double counting any such expenditure. If any Reserves are released to Maker or its designee without being used to pay an Expense, then such amount shall be included in Revenues and excluded from Expenses for purposes of calculating Free Cash Distributions.

Time of Payment.  Free Cash Distributions will be paid to Holder annually, not later than 45 days after the completion of the Project's fiscal year (for example, by February 14 if the fiscal year is January 1-December 31). After adopting a fiscal year, Maker shall not change its fiscal year without notice to and consent by Holder.

Tenth Anniversary Date.  If the aggregate amount of Free Cash Distributions paid to Holder on or prior to the Tenth Anniversary Date is less than $2,000,000, Maker will continue to make payments equal to ten percent (10%) of the Project's Free Cash Flow on a quarterly basis until Holder has received $2,000,000 in the aggregate pursuant to the terms of this Note.

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(ii)	Sales of the Project or Premises.

After the Commercial Operations Date.  Notwithstanding the foregoing, if Maker (directly or indirectly) sells the Project or the Premises after the Commercial Operation Date of the Project, Holder shall be entitled to receive an amount equal to ten percent (10%) of the net sale proceeds of such sale or transfer (i.e., gross sale price less (a) amounts necessary to pay obligations to Paramount Lenders in full, and (b) customary actual, out of pocket transaction costs (such as broker's commissions, legal fees, transfer taxes and recording fees), exclusive of bonuses or commissions or similar payments made to principals or affiliates of Maker) except that in no event shall the sum of (x) Holder's share of net sale proceeds and (y) the aggregate of Free Cash Distributions received by Holder prior to or contemporaneously with such sale [the total of (x) and (y) comprising the "Total Payments"] total more than $2,000,000. Holder's receipt of the Total Payments in the event of a sale of the Project shall constitute payment in full of the obligations under this Note, even if the Total Payments are less than $2,000,000.

Before the Commercial Operations Date.  However, if Maker sells or transfers the Premises or the Project before the Commercial Operations Date of the Project, Holder will be entitled to receive the sum of $2,000,000, less any Free Cash Distributions which it has received to that date, which payment shall constitute payment in full of the obligations under this Note.

Time of Payment; Calculation of Payment.  Payment to Holder of its share of the sale proceeds under this provision shall be made at the closing of the sale transaction. The "gross sales price" for purposes hereof shall include all consideration payable in respect of a sale or conveyance of the Premises or Project, including without limitation (i) the net present value (using a discount rate equal of five percent (5%)) of any deferred payments which are not payable immediately upon such sale, (ii) any financing provided by the Maker or any of its affiliates to the buyer, and (iii) the cash value of any other non-cash consideration to be paid or provided by the buyer.

(iii)	Affiliated Party Transfers. For purposes hereof, "Laidlaw Parent") means Laidlaw Energy Group, Inc., a New York corporation.

Up to 20% of Laidlaw Parent's direct or indirect ownership interests in Maker may be sold or transferred by Laidlaw Parent without such sale or transfer causing the Note to be due and payable as provided in this Section 3(ii). However, upon such transfer, Maker shall cause 10% of any net sale proceeds (calculating in accordance with Section 3(ii) above) received by Laidlaw Parent or any entity controlled by Laidlaw Parent to be paid to Holder, such payment shall count as a Free Cash Distribution, and Holder shall continue to have the right to receive Free Cash Distributions pursuant to Section 3(i) above, provided however, that if such sale or transfer occurs after the Tenth Anniversary Date, such 10% payment, together with payments of Free Cash Distributions previously received by Holder, shall not exceed $2,000,000, and if such consideration, together with prior payments of Free Cash Distributions equals $2,000,000, then Maker's obligations under this Note shall be satisfied.

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If (when aggregated with any prior sales or transfers of Laidlaw's ownership interests in Maker) Laidlaw Parent sells or transfers more than 20% of its direct or indirect ownership interest in Maker, then this Note shall become due and payable, as follows: (i) 10% of any net sale proceeds from such sale or transfer (calculated in accordance with Section 3(ii) above) received by Laidlaw Parent or any entity controlled by Laidlaw Parent shall be paid to Holder, and (ii) if such sale or transfer is of less than all of Laidlaw Parent's direct or indirect ownership interest in the Maker, then Maker shall cause Laidlaw Parent to convey to Holder a membership interest in Maker equal to ten percent (10%) of Laidlaw Parent's remaining ownership direct or indirect ownership interest in the Maker. Such membership interest shall be pari passu with and have the same priority in payment, rights, and privileges as the remaining ownership interest retained directly or indirectly by Laidlaw Parent in Maker. By way of example, if Laidlaw Parent owns 30% of the membership interests in Maker, and Laidlaw Parent sells one third of its ownership stake (i.e., 10% of the membership interests in Maker) and the net sales proceeds were $1,000,000, then Holder would be entitled to $100,000, and Holder would also be entitled to a 2% membership interest in Maker (i.e., 10% of Laidlaw Parent's remaining membership interest in Maker). Notwithstanding the foregoing, if a sale or transfer described by this paragraph occurs before the Commercial Operation Date, then the amount payable shall be $2,000,000 less Free Cash Distributions paid to the date of the sale or transfer.

Notwithstanding the foregoing, (A) transfers of ownership interests in the original Maker named hereunder (i) in connection with raising capital for the initial development of the Project (each such transferee is an "Equity Investor"), (ii) by an Equity Investor to a third party or among Equity Investors, or (iii) among entities wholly-owned and controlled by Laidlaw Parent, shall not constitute a sale, and (B) transfers of the Premises and Project from Maker to another entity wholly owned and controlled by Laidlaw Parent who assumes the obligations under this Note in writing shall not constitute a sale hereunder.

(iv)
Events of Default; Maturity; Foreclosure.  Upon an Event of Default, or as provided in Sections 6(i) below, or a conveyance pursuant to a foreclosure or enforcement of a Paramount Mortgage or Paramount Lien or sale or deed in lieu of foreclosure given in connection with a Paramount Mortgage or Paramount Lien, the amount then due and payable shall be $2,000,000, less the aggregate of Free Cash Distributions received by Holder prior to such Event of Default, maturity date, or conveyance.

4.           Project Financing.  In order to develop, construct, operate and maintain the Project, Maker intends to secure financing from third party lenders (including any lessors under a sale-leaseback form of financing transaction) who are unaffiliated with Maker ("Paramount Lenders"). A sale-leaseback financing shall not constitute a sale event under Section 3 hereof. Loans to the Project by Paramount Lenders (i) to finance the development, construction and equipping of the Project, (ii) to refinance construction financing obtained by Maker in connection with the initial construction and equipping of the Project, (iii) to acquire by lease or purchase any machinery and equipment used in connection with the Project, or (iv) to provide permanent financing for the Project from time to time will be secured by one or more mortgages, deeds of trust, or security interests which must at all times be paramount and prior in interest to any mortgage lien or security interest securing this Note (each, a "Paramount Mortgage" or "Paramount Lien").

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5.          Installment Sale; Interest.  This Note and the obligations it evidences are not subject to payment of any periodic interest thereon, except after an Event of Default. The Parties intend that the transactions under the Purchase Agreement be treated as an installment sale of the Premises over a ten-year term. If the Internal Revenue Code requires the imputation of interest to the payments received by the Holder hereunder, the Parties agree that the imputed rate shall be the lowest Applicable Federal Rate for comparable obligations as published from time to time by the Internal Revenue Service.

6.           Maturity Date and Acceleration on Sale.  This Note, and the payment obligations it evidences, shall mature and be due and payable on the earliest of the following:

(i)	Twenty (20) years from the date of this Note; or
(ii)	The Tenth Anniversary Date, provided that Holder has received at least $2,000,000 in distributions of Free Cash Flow by that date; or
(iii)
Subject to the provisions of Section 3(iii), the sale or other conveyance of the Premises or the Project (including without limitation pursuant to a foreclosure of a Paramount Mortgage or Paramount Lien or sale or deed in lieu of foreclosure given in connection with a Paramount Mortgage); or

(iv)	Upon the occurrence of an Event of Default not cured within the time permitted hereunder.

7.          Prepayment.  Maker reserves the right to prepay the amounts due hereunder at any time, without penalty. Payment of the amount of $2,000,000 less any distributions of Free Cash Flow previously received by Holder hereunder shall constitute payment in full. Prepayment shall be made by wire transfer of immediately available federal funds. Contemporaneously with its receipt of such payment in full, Holder shall discharge the Subordinated Mortgage (as hereinafter defined) and release or terminate its interest in the Free Cash Flow, the Maker, and the Project.

8.    Accounting and Tax Information.  During the term of this Note, Maker shall provide to Holder, within ninety (90) days of the close of Maker's fiscal year, an audited financial statement and a statement of Revenues and Expenses, which may be in the form and of the audit standard required by any Paramount Lender (a "Statement"). Maker shall also provide to Holder copies of any periodic reports or accountings made by a trustee, escrow agent, or disbursement agent on behalf of a Paramount Lender which shows Project Revenues and the Free Cash Flow available for distribution. Upon request, Maker shall make available to Holder the Maker's books and records related to Revenues and Expenses at a mutually agreed upon location in Massachusetts. If no audited financial statement is available at the time of any sale of the Premises or Project (or Laidlaw Parent's interest in the Maker), then Holder shall have the right to review Maker's books and records with regard to Revenues and Expenses and the calculation of any payment to Holder from sales proceeds, at a mutually agreed upon location in Massachusetts.

9.     Collateral and Pledge.

(a)
This Note is secured by a Subordinated Mortgage of even date given by Maker to Holder (the "Subordinated Mortgage") which mortgage covers the Premises and is to be recorded in the Bristol South Registry of the Land Court immediately following the Deed to the Premises, the Reciprocal Easement Agreement, and any Paramount Mortgage. Maker shall grant no other interests in or liens upon the Premises which are prior in time of recording or priority to the Subordinated Mortgage, except for Paramount Mortgages and Paramount Liens, without the consent of the Holder.

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(b)
As further collateral and security for the payment of the obligations hereunder, Maker hereby pledges and collaterally assigns to Holder a ten percent (10%) share and interest in the Free Cash Flow of the Project and of the Maker (the "Free Cash Pledge"). Such pledge and collateral assignment shall be evidenced by a UCC-1 financing statement duly filed made with the appropriate public record keeping authority.

10.         Subordinated Position.  The Subordinated Mortgage and the Free Cash Pledge which secure it, shall at all times be subject and subordinate in priority, operation, and effect to the indebtedness owed from time to time to Paramount Lenders related to financing provided for the purposes set forth in Section 4 hereof that is secured by any Paramount Mortgage or other Paramount Lien. Such subordinate status shall be automatic and shall not require any further action of Holder, but Holder agrees that, within twenty (20) days following written request from Maker, it shall promptly provide such written acknowledgement of subordination in recordable form as may reasonably be requested by Paramount Lenders with respect to a Paramount Mortgage or Paramount Lien consistent with customary commercial lending practices, provided that no such acknowledgement shall have the effect of diminishing or waiving Holder's rights to receive payment under this Note or the lien, operation or effect of the Subordinated Mortgage, or create any additional obligations or liabilities on the part of Holder. The foregoing subordination does not apply to(x) purchase money indebtedness of a purchaser of the Premises other than the original Maker hereunder, or (y) financing for construction or other purposes or projects which is unrelated to the Project, or which is for properties other than the Premises.. The foregoing subordination and enforcement of this Note is further subject to the subordination and other provisions contained in Section 1 of the Subordinated Mortgage. Holder acknowledges that Project financing arrangements may require that Project Revenues be received and disbursed by or on behalf of a Paramount Lender in accordance with the terms and conditions of a loan agreement or security agreement, and that the Free Cash Flow available for payments hereunder may be diminished or delayed in distribution by such arrangements as escrows and reserves.

11.         No Joint Venture.  Notwithstanding the structure of the repayment arrangements under this Note, the making of Free Cash Distributions, or Free Cash Pledge, this Note evidences a purchase money obligation in which Maker is the obligor and Holder is the obligee, and nothing in this Note, the Purchase Agreement, or otherwise shall be construed as creating a partnership or joint venture between the Holder and the Maker.

12.         Default.  Upon the happening or occurrence of, and the continuance of, an Event of Default (as defined below), this Note shall become immediately due and payable as provided in Section 3(iv) above and the Holder of this Note, at its option, and without any notice, notice of intent to accelerate, notice of acceleration, demand or presentment, all of which are hereby expressly waived by Maker (except for such notices as are provided under this Note), may (i) exercise, pursue, enforce and/or realize upon any right, remedy, lien, security interest, charge, power, benefit or claim provided in this Note and in the Subordinated Mortgage, (ii) offset any amounts due by Maker to Holder hereunder and unpaid against any other amounts that Holder may owe Maker under any power purchase or other agreement, and (iii) exercise, pursue, enforce and/or realize upon any available right or remedy provided at law or in equity. The remedies provided hereunder and under the Subordinated Mortgage shall be cumulative and concurrent, and may be pursued singly, successively, or together against either or any of Maker, the Premises, or the Project, at the sole discretion of Holder. As used in this Note, the term "Event of Default" shall mean and refer to (a) a default in the timely payment of any sums due under the terms of this Note when due and such default shall continue for a period of ten (10) days, (b) the Maker (i) making a general assignment for the benefit of creditors, or (ii) applying for or consenting to the appointment of a receiver, trustee, or liquidator of itself or any part of its property or assets, or (iii) commencing a case seeking relief under any debtor's relief, bankruptcy, insolvency or similar law, whether state or federal, or (iv) admitting the material allegations of any case commenced against it or contained in any petition or complaint seeking relief under any federal or state bankruptcy, insolvency, debtor's relief or similar law, or (v) suffering or permitting any order granting relief against it, or any other judgment, decree or order entered by a court of competent jurisdiction which approves a petition seeking reorganization of it or appoints a receiver, trustee or liquidator of it or of all or a substantial part of its assets and property, or (vi) allowing any default to exist or event of default to occur under the Subordinated Mortgage or on any other material indebtedness of Maker, whether to Holder or to any third party, or (vii) failing to pay Maker's material debts as they become due in the ordinary course, including without limitation default on any indebtedness of Maker, or (viii) transferring or disposing of any of the collateral other than in the ordinary course of Maker's business, or (ix) suffering or permitting the levy or attachment, execution, garnishment, or other process against any property or assets of Maker, or all or substantially all of the property and assets of Maker, and the failure of Maker to have any such attachment, execution, or garnishment or other process dissolved, enjoined or stayed within thirty (30) days after its issuance or levy, or (x) taking or omitting to take any action for the purpose or with the result of effecting or permitting any of the foregoing, or (c) Maker violates the use restrictions set forth in the Deed for the Premises dated on or about the date hereof. The lack of distributable Free Cash Flow to make annual Free Cash Distributions shall not in itself constitute an Event of Default.

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If any payment under or pursuant to this Note to Holder is subject to disgorgement, clawback, or a claim arising from Maker's bankruptcy or insolvency, then Maker's obligation to make such payment obligation shall be reinstated hereunder as if such payment had not been made.

13.         No Waiver.  No delay or forbearance on the part of the Holder of this Note in the exercise of any power, option, right or remedy under this Note, or in the collection of any money under this Note, shall operate as, or constitute, a waiver of such Holder's right to exercise any such power, right, option or remedy or to collect any such money, nor render the Holder of this Note liable for damages or to account for any such money not collected. No single or partial exercise of any power, right, option or remedy provided to the Holder of this Note under this Note shall preclude any other or further exercise of any such power, right, option or remedy or the exercise of any other power, right, option or remedy provided under this Note. The exercise or enforcement by the Holder of this Note of any right, remedy, option or power shall not constitute any election by it of remedies so as to preclude or prejudice the exercise of any other right, remedy or power available to it, and Maker shall remain liable for all amounts remaining unpaid with respect to the principal of and interest accrued on this Note, after any application of proceeds of any such exercise or enforcement of any right, remedy or power available to the Holder of this Note. This Note may not be modified except by a writing signed by Holder and Maker.

14.         Acceptance of Late or Partial Payments.  The Holder of this Note may, at the Holder's discretion and as an accommodation to Maker, accept late or partial payment of any amount due under this Note; provided, however, that acceptance of one or more late or partial payments shall not constitute a waiver of any default nor of any of the Holder's right to receive timely payment of any other payment. Acceptance of any payment, whether partial or otherwise, after the happening or occurrence of an Event of Default and the acceleration of the due date of this Note shall not impair any of the Holder's rights or remedies under this Note.

15.         Governing Law.  This Note shall be construed in accordance with and governed by the laws (other than the choice of law rules) of the Commonwealth of Massachusetts and the laws (other than the choice of law rules) of the United States of America applicable to transactions in the Commonwealth of Massachusetts.

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16.         Assignment.  This Note is assignable by Holder on the following conditions: (i) Maker will have the right of first offer to purchase this Note as set forth below, and (ii) the assignee will agree in writing to be bound by all terms, conditions, and affirmative obligations of this Note and of the Subordinated Mortgage, including the subordination and estoppels provisions of this Note and such Subordinated Mortgage, and the assignee shall provide its address for notices to Maker and any Paramount Lender whose Paramount Mortgage or Paramount Lien appears of record.

If Holder proposes to sell its interest in the Note for a current, liquidated sum separate from its interest in the remainder of the New Bedford industrial park, then before such sale, Holder shall first offer to sell its interest in this Note to Maker, by written notice given to Maker setting forth the proposed sales price. Maker shall have ten (10) business days to accept such offer in writing, time being of the essence. If Maker does not accept such offer within such ten (10) business day period, then Holder may sell its interest in the Note at any time for a sales price which is at least ninety-five percent (95%) of the price offered to Holder, and Holder's right of first offer shall expire and be of no force or effect with respect to any sale for a price which is at least ninety-five percent (95%) of the price offered to Holder. If Maker does timely accept such offer, then within five (5) business days of such acceptance, Maker shall pay to Holder the proposed sales price set forth in Holder's notice, by wire of immediately available funds to an account designated by Holder. Upon receipt of such payment, Holder shall discharge the Subordinated Mortgage and release or terminate its interest in the Free Cash Flow, the Maker, and the Project. The foregoing right of first offer shall not apply to assignments of the Holder's interest in this Note to another corporation, partnership, limited liability company, or other entity or individual which is majority owned by one or more of the partners or members of the original Holder, but as a condition to such assignment such new company shall agree in writing to be bound by all terms, conditions, and affirmative obligations of this Note and of the Subordinated Mortgage.

17.         Usury Waiver.  MAKER WAIVES ALL RIGHTS AND DEFENSES TO PAYMENT OF THE OBLIGATIONS HEREUNDER BASED ON USURY OR ANY CLAIM THAT THE AMOUNTS PAYABLE HEREUNDER EXCEED THE AMOUNT OF INTEREST PAYABLE UNDER APPLICABLE LAW.

18.         Attorney's Fees and Costs.  Either Holder or Maker, if it is the prevailing party in any action to enforce the payment, consent, subordination, audit, or other obligations of the other Party under this Note or the Subordinated Mortgage, may recover its reasonable attorney's fees and costs and expenses in connection with the enforcement of such obligations.

19.         Mutual Waiver of Jury Trial.  MAKER AND HOLDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. MAKER AND HOLDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND EACH REPRESENTS TO THE OTHER PARTY THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. MAKER AND HOLDER AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

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20.        No Offsets.  No obligations or payment evidenced by this Note shall be deemed to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross claim, whether liquidated or unliquidated, which Maker may have or claim to have against Holder now or hereafter. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, Maker to Holder, Maker waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross demands for money have existed between persons at any time; (ii) neither demand was barred by the applicable statute of limitations; and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

21.        Loss, Theft, Destruction or Mutilation of Note.  Maker shall, if this Note is mutilated, destroyed, lost, or stolen, promptly deliver to Holder, in substitution therefor, a new promissory note containing the same terms and conditions as this Note with a notation thereon of the unpaid balance hereunder.

22.        Time of the Essence.  Time is of the essence to each and every provision of this Note.

23.        Severability.  In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

24.        Notices.  All notices under or pursuant to this Note shall be in writing.

  Notices shall be sent to Maker at:
  c/o Laidlaw Energy Group, Inc.
  90 John Street
  New York, NY 10038
  Notices shall be sent to Holder at:

  Watermill Group
  One Cranberry Hill
  750 Merritt Road, Lexington, Massachusetts 02421
  Attn: Robert Ackerman.

Either party hereto may change its address for notices by written notice to the other party. Notices shall be sent by overnight mail via nationally-recognized reputable courier (such as Fedex) (in which case notice shall be effective one (1) business day after deposit with the courier), or by certified U.S. mail, return receipt requested (in which case notice shall be effective upon receipt, or refusal to accept delivery).

9

25.        Estoppel. Within twenty (20) days after written request therefor, Maker shall deliver to Holder and to such parties as Holder may request an estoppels certificate certifying to Holder and such parties (i) that this Note and Subordinated Mortgage are in full force and effect and have not been amended (or stating such amendments), (ii) the Commercial Operation Date, (iii) the amount of Free Cash Distributions paid to date, (iv) whether any default or breach exists under this Note or the Subordinated Mortgage, and (v) such other facts related to this Note and the Subordinated mortgage as Holder may reasonably request.

10

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

MAKER:

Laidlaw New Bedford Biopower, LLC

By:
Name: Michael B. Bartoszek
Its: President

11

Schedule "D"
Bill of Sale
(attached)

18

SCHEDULE "D"

BILL OF SALE

This BILL OF SALE, dated as of __________, 20__, is made by MULTILAYER COATING TECHNOLOGIES, LLC, a Delaware limited liability company ("Seller") to LAIDLAW NEW BEDFORD BIOPOWER, LLC, a Delaware limited liability company ("Buyer"), and is delivered in connection with the transactions contemplated by that certain Purchase and Sale Agreement between the Seller and the Buyer dated as of _________________, 20__ (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

The Seller, pursuant to the terms of the Purchase Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, assign, transfer and convey to the Buyer and its successors and assigns all of the Seller's right, title and interest in and to all fixtures, equipment, and personal property located at, affixed to, stored at, or used in connection with the operation of the thenual energy plant located at the Premises, including, without limitation, all boilers, ducts, pipes, meters, switches, transformers, generating equipment, materials or fuel handling equipment, furniture and furnishings, management and process control software, computers, printers, and related communications and network systems and equipment, security equipment, signs, lighting fixtures, tanks, spare parts, inventory and supplies (the "Purchased Assets"), effective as of the date hereof. Delivery of this Bill of Sale constitutes receipt by the Buyer of the Purchased Assets, to have and to hold all the Purchased Assets for the Buyer and its successors and assigns for their own use and behalf forever.

The Purchased Assets are conveyed and delivered to Buyer "As-Is" and "Where-Is" without warranty of any kind except as to Seller's ownership of the Purchased Assets and unencumbered right to convey them.

The Seller, for itself and its successors and assigns, further covenants and agrees with the Buyer and its successors and assigns that the Seller will execute and deliver such other bills of sale, transfers, assignments and other instruments of conveyance and will do such other acts as reasonably requested by the Buyer further to vest in the Buyer such title to the Purchased Assets and to fulfill and discharge the Seller's obligations of conveyance hereunder and under the Purchase Agreement.

This Bill of Sale is executed and delivered pursuant to, and is subject to the terms of the Purchase Agreement, and nothing contained herein is intended to alter, modify, expand or diminish the terms set forth in the Purchase Agreement, including the representations and warranties relating to the Purchased Assets.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale by its duly authorized Manager as of the date hereof.

EXECUTED as an instrument under seal as of this _________ day of___________, 201_

MULTILAYER COATING TECHNOLOGIES, LLC
By: Watermill-MCT Partners, L.P.
Its Manager
By: Watermill-MCT Enterprises, LLC
Its General Partner

By:
Robert W. Ackerman
Authorized Signatory

Schedule "E"

Reciprocal Easement Agreement
(to be drafted)

18

Schedule "F"

Form of Subordinated Mortgage

[attached]

19

Space Above for Recorder's Use

SUBORDINATED MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

from

LAIDLAW NEW BEDFORD BIOPOWER, LLC, as Mortgagor
("Mortgagor")

to

MULTILAYER COATING TECHNOLOGIES, LLC,
a Delaware limited liability company, as Lender
("Lender")

_______________________,2011

THIS MORTGAGE IS ALSO TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE [CONFIRM IF THIS PROCESS WORKS FOR REGISTERED LAND]. THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES.

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN SECTION 2 AND SECTION 5 HEREOF.

Mortgage

MS SUBORDINATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (this "Mortgage"),  is made as of the____ day of _____________2011, by LAIDLAW NEW BEDFORD BIOPOWER, LLC, a Delaware limited liability company ("Mortgagor"),  to MULTILAYER COATING TECHNOLOGIES, LLC, a Delaware limited liability company (together with its successors and assigns, including each and every holder from time to time of the Note described below, to be indexed as grantee and to be referred to hereinafter as "Mortgagee" and/or "Lender").

BACKGROUND:

A.            Pursuant to that certain Promissory Note and Pledge (the "Note"), dated of even date herewith, Mortgagor has agreed to pay Lender certain sums as more particularly set forth therein, in consideration of Lender's conveyance to Mortgagor of the Real Estate (as hereinafter defined) and certain related property and contracts.

B.            Mortgagor holds fee simple title to the real estate legally described on Exhibit A attached to and made a part of this Mortgage (the "Land").

C.            Lender has required, among other things, that Mortgagor enter into this Mortgage and grant to Lender a lien and security interest in and to the Real Estate and other collateral as hereinafter provided to secure all of the following (all of which may be referred to collectively as the "Secured Obligations"): (i) payment and performance of all obligations and sums due under the Note, and (ii) performance of each and every obligation, agreement, promise, covenant, warranty, and representation now or hereafter due and owing, made or undertaken by Mortgagor as set forth in the Note and this Mortgage, and in any renewal, modification, restatement or extension of any of the foregoing.

Statement of Agreement:

NOW, THEREFORE, Mortgagor agrees with Lender as follows:

1.           Subordination. (a) This Mortgage shall be subject and subordinate in priority, operation, and effect to any utility or similar easement that may be required in connection with the development of the Project (as defined in the Note), as well as the lien of any mortgage or security instrument given to secure to secure any loan or credit extended by third party lenders (including lessor under a sale-leaseback form of financing transaction) who are unaffiliated with Mortgagor ("Paramount Lenders") (i) to finance the development, construction and equipping of the Project, (ii) to refinance construction financing obtained by Mortgagor in connection with the initial construction and equipping of the Project, (iii) to acquire by lease or purchase any machinery and equipment used in connection with the Project, or (iv) to provide permanent financing for the Project (collectively, a "Paramount Mortgage" or "Paramount Lien"). The foregoing subordination shall be automatic and shall not require any further instruments to become effective. However, in confirmation of the foregoing automatic subordination, within twenty (20) days after written request from Mortgagor, Mortgagee shall execute a written instrument confirming the subordination of this Mortgage to any Paramount Mortgage or easement as aforesaid; provided, however, that Mortgagor shall not be required as part of such instrument to amend any provision of this Mortgage or the Note or assume any obligations or liabilities, or take any other action other than to confirm the subordination of this Mortgage to a Paramount Mortgage in accordance herewith. Notwithstanding the foregoing, in no event shall this Mortgage be subject or subordinate to any mortgage or lien given to secure (x) purchase money indebtedness of a purchaser of the Mortgaged Property other than Mortgagor, or (y) financing for construction or other purposes or projects which is unrelated to the Project, or which is for properties other than the Land. The priorities specified herein are applicable irrespective of any statement in any Security Agreement or in any other agreement to the contrary, the time or order or method of attachment or perfection of Security Interests or the time or order of filing of financing statements or expected acquisition of purchase money or other security interests.

Mortgage

2

(b) The subordination of this Mortgage shall equally apply to the Assignment of Leases, Rents and Profits, Security Interest, Fixture Filing, and other liens, encumbrances, security interests and other rights of enforcement or collection created hereby, and as to those interests and encumbrances, shall be equally automatic and self-effectuating.

(c) In order to assure that Mortgagor shall be able to obtain all necessary and appropriate financing and financial accommodations for the Project on conventional terms at then current commercial rates, it is understood and agreed that Mortgagee agrees that it will provide, within twenty (20) days following written request therefor and without cost (except as set forth below), such (i) subordination, non-disturbance and attornment agreements consistent with Section 1(a) above, (ii) consents to Paramount Mortgages and Paramount Liens, (iii) estoppels (which shall be limited to confirming facts related to this Mortgage or the Note), (iv) or intercreditor agreements (which must be on a form reasonably acceptable to Mortgagor) as shall reasonably be requested by Paramount Lenders and which are customary for commercial lending transactions or project finance, provided, however, that nothing herein or in such instruments shall impair the subordinated lien of this Mortgage on the Land or the Mortgaged Property or create any rights or obligations which are inconsistent with this Mortgage or limit Mortgagee's rights hereunder. With respect to any request for a subordination, consent, estoppel, or intercreditor agreement requested after the one year anniversary of the date of this Mortgage, as a condition to Mortgagee's delivery of the same, Mortgagor shall reimburse Mortgagee for Mortgagee's reasonable attorney's fees and costs in reviewing and negotiating any such instrument.

(d) Notwithstanding the characterization of certain property herein as Collateral or Fixtures, Mortgagor may separately finance such property as personal property with one or more Paramount Lenders for the purposes set forth in Section 1(a) hereof. Such property shall be subject to the lien hereof, however and any security interest evidencing such indebtedness shall constitute a Paramount Lien and shall have the benefit of the subordination provided by this Section 1.

(e) Notice to Paramount Lenders; Exercise of Rights. In accordance with the subordinated priority, operation, and effect of this Mortgage and the intention of the Parties, and notwithstanding any other provision of this Mortgage, Mortgagor agrees, for itself and its successors and assigns, that so long as there exists any Paramount Mortgage or Paramount Lien which is a lien on the Mortgaged Property or Collateral, Mortgagee shall not exercise any of its rights or remedies hereunder, including, without limitation, taking possession of the Mortgaged Property, collecting rents and profits, or exercising the statutory power of sale, until it has first given at least thirty (30) days advance notice to any Paramount Lender whose name and notice address has been provided to Mortgagee by Mortgagor or any such Paramount Lender. Such Paramount Lender shall then have thirty (30) days within which to (i) exercise its remedies under its Paramount Mortgage, Paramount Lien or loan documents if a default exists under such documents, or (ii) give written notice to Mortgagee of its agreement to cure the Event of Default hereunder. If Paramount Lender does not elect either of the forgoing options, or, if Paramount Lender has elected to cure an Event of Default but does not effect such cure within sixty (60) days of Mortgagee's written notice, then Mortgagee shall have the right to exercise its remedies hereunder. The foregoing notice requirement shall not prevent Mortgagee from taking any action legally required to maintain the  validity and priority of this Mortgage or from appearing in any judicial action involving the enforcement of rights of any Paramount Lender or third party asserting rights against the Collateral or Mortgaged Property. The foregoing notice requirement shall also not prevent the Mortgagee from taken such action as may be necessary to protect its interests in the event of a sale of the Mortgaged Property which is an Event of Default hereunder.

2.           Definitions: As used in this Mortgage, the following terms shall have the meanings indicated below:

"Agreements" shall mean all contracts, Sales Contracts, agreements, warranties, representations, service agreements, maintenance contracts and agreements relating to the use, occupancy, operation, management, leasing, repair and service of the Real Estate or any part thereof, whether presently existing or entered into after the date hereof.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor code thereto.

"Collateral" shall mean such of the Mortgaged Property which constitutes personal property under the Laws of the State, including the Intangibles and any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing, any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

"Fixtures" shall mean all furniture, furnishings, fixtures, appliances, machinery or equipment which are now or at anytime hereafter may be attached to or situated upon or affixed to the Land or the Improvements and which become real estate under applicable law (but excluding any of the foregoing that is not owned by Mortgagor).

"Improvements" shall mean all buildings, structures and improvements located or to be constructed on the Land.

"Intangibles" shall mean all the records and books of account now or hereafter maintained by Mortgagor in connection with the operation of the Real Estate or otherwise; all accounts receivable and other receivables; all deposits, all contract rights (including rights to receive payment under any power purchase agreement and all rights under any operating, maintenance, or service contract related to the Mortgaged Property), rights to the payment of money including tax refund claims, insurance proceeds and tort claims, chattel paper, documents, instruments, general intangibles, together with all income therefrom, increases thereunder and proceeds thereof; and all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the Real Estate or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to any of the Real Estate and proceeds of any sale, option or contract to sell the Real Estate or any portion thereof.

"Land" shall mean the Land legally described in Exhibits A  hereto, located in New Bedford, Bristol County, Massachusetts, together with all rights under or appurtenant thereto, all easements, air rights, servitudes, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water  courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining thereto, and the reversions, remainder, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor, in and to the same.

"Leases" shall mean all leases, subleases, licenses, rental agreements, franchise and occupancy agreements, concession agreements and other agreements, whether or not in writing, for the use or occupancy of all or any portion of the Land or Improvements or affecting the use, enjoyment or occupancy of the Real Estate or any portion thereof now or hereafter made, whether made before or after the filing by or against Mortgagor of any petition for relief under Bankruptcy Code, together with any extension, renewal or replacement of the same.

"Mortgaged Property" shall mean all of Borrower's right, title and interest in and to all of the Land, the Improvements, the Fixtures, the Permits, the Intangibles, the Agreements, the Plans, and the Rents, together with any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing, any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing. Mortgaged Property shall also include all renewals, substitutions, improvements, accessions, attachments, additions, remainders, reversions, replacements and all proceeds to or of each of the foregoing, any greater estate in the Real Estate or any portion thereof that may be acquired by Mortgagor; and all conversions of the security constituted thereby so that, immediately upon such acquisition, construction, assemblage, placement or conversion, as the case may be, and in each such case, the foregoing shall be deemed a part of the Mortgaged Property and shall automatically become subject to the lien of this Mortgage as full and completely and with the same priority and effect as though now owned by Mortgagor and specifically described herein, without any further mortgage, assignment or conveyance by Mortgagor.

"Permits" shall mean all building permits, certificates of occupancy and other assignable governmental permits, licenses and authorizations in any way applicable to the Real Estate or any part thereof or to the development, construction, ownership, use, occupancy, operation, maintenance, and leasing of the Real Estate.

"Plans" shall mean all plans and specifications relating to the development of the Real Estate.

"Real Estate" shall mean the Land, the Improvements and such other of the Mortgaged Property as constitutes real property under the Laws of the State, together with any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, sublease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing (including, without limiting the generality of the foregoing, any and all real estate tax abatements now or in the future accruing to the Real Estate), any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel  paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

"Rents" shall mean absolutely and presently all rents, additional rents, revenues, royalties, rights to refunds, credits, sales proceeds, income, issues and profits arising from the Leases and Sales Contracts and renewals and replacements thereof and any cash or security deposited in connection therewith, and together with all avails, rents, issues, cash collateral and profits arising from or accruing at anytime hereafter by virtue of any agreement for the use or occupancy of the Real Estate thereon or any portion thereof, and any income producing activity directly relating to the Real Estate thereon, and all of the foregoing whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code.

"Sales Contract"  shall mean any contract to sell any portion of the Real Estate.

"State" shall mean the Commonwealth of Massachusetts.

"Uniform Commercial Code"  shall mean the Uniform Commercial Code in effect in the State.

3.           Grant: As security for the Secured Obligations, Mortgagor does hereby irrevocably mortgage, sell, grant, bargain, pledge, assign, warrant, transfer and convey to Lender its successors and assigns, and grant a security interest to Lender in, and a lien upon, all of the Mortgaged Property.

4.           Assignment of Leases, Sales Contracts, Rents, and Other Assets: Subject to the provisions of Section 1 hereof, Mortgagor hereby absolutely and unconditionally sells, assigns and transfers unto Lender all the Leases, and all Rents, now due and which may hereafter become due under or by virtue of any of the Leases or Sales Contracts, whether written or verbal, or any letting of, or of any agreement, whether written or oral, for the use or occupancy of the Mortgaged Property or any part thereof, which may be hereafter made or agreed to by Lender under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all such Leases and Sales Contracts, and all the Rents, to Lender, and not merely the passing of a security interest. Mortgagor further absolutely and unconditionally sells, assigns and transfers unto Lender all of Borrower's rights under (i) the Permits, and (ii) the Intangibles. Mortgagor hereby constitutes and appoints Lender as its true and lawful attorney-in-fact, coupled with an interest, of Mortgagor, empowered and authorized in the name, place and stead (with or without taking possession of the Mortgaged Property as provided in this Mortgage) of Mortgagor, (i) to demand, sue for, attach, levy, recover, and receive all Rents and give proper receipts, releases, and acquittances therefor and after deducting expenses of collection, to the extent permitted by Law, to apply the net proceeds as a credit upon any portion of the Secured Obligations selected by Lender, and Mortgagor does hereby authorize and direct any such lessee or purchaser to deliver such payment to Lender and (ii) to rent, lease, let or sell all or any portion of the Mortgaged Property to any party or parties at such rental or sale and upon such terms as said Lender shall, in its discretion, determine, and (iii) to take all action and exercise all powers granted or reserved to the Mortgagor under the Permits, and the Intangibles, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Lender would have upon taking possession pursuant to the provisions of this Mortgage. The foregoing appointment is irrevocable and continuing for as long as this Mortgage is in effect, and such rights, powers, and privileges shall be exclusive in Lender, its successors and assigns. It is the intention of Mortgagor and Lender that the assignment contained in this Section 4 be a present, unconditional, irrevocable and absolute assignment; neither obtaining possession of the Rents nor the appointment of a receiver shall be required for perfection.

(a)           Nothing contained herein shall be construed as constituting Lender a "mortgagee- in-possession" in the absence of the taking of actual possession of the Mortgaged Property by Lender pursuant to this Mortgage. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Mortgagor.

(b)           Although it is the intention of the parties that the assignment contained in this Section 4  shall be a present absolute assignment, Mortgagor shall have a license to collect such Rents (but not more than one month in advance) and exercise its rights under the Leases, the Sales Contracts, the Permits, and the Intangibles until, and Lender shall not exercise any of the rights or powers conferred upon it by this Section 4 until, an Event of Default shall have occurred and be continuing under this Mortgage, the Note or any other instrument evidencing or securing the indebtedness secured hereby.

5.           Security Agreement:  This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code, and a "financing statement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. By executing and delivering this Mortgage, Mortgagor hereby grants to Lender as security for the Secured Obligations, a security interest in the Collateral to the full extent that the Collateral may be subject to the Uniform Commercial Code. The information contained in this Section 5  is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code for mortgages to be effective as financing statements filed as a fixture filing. The name of the "debtor" is LAIDLAW NEW BEDFORD BIOPOWER, LLC; and the name of the "secured party" is MULTILAYER COATING TECHNOLOGIES, LLC; the mailing address of the "secured party" from which information concerning the security interest may be obtained is Watermill Group, One Cranberry Hill, 750 Merritt Road, Lexington, Massachusetts 02421, Attn: Robert Ackerman and the mailing address of the "debtor" is_____________. The types, or the items, of collateral covered hereby consist of the Collateral and all other items set forth herein above in Section 2  which constitute fixtures or personal property. If a separate fixture filing or other Uniform Commercial Code filing is made by Mortgagee, such filing shall expressly state the subordinated nature of the security interest perfected thereby.

6.            Conditions to Grant.  Subject to the provisions of Section 1 hereof, this Mortgage is upon the STATUTORY CONDITION (except that any reference in such statutory condition to a "default" shall mean an Event of Default hereunder) and upon the further condition that all covenants and agreements on the part of Mortgagor herein undertaken shall be kept and fully and reasonably performed and that no breach of any other of the conditions specified herein shall be permitted, for any breach of which conditions, which breach is or becomes an Event of Default, Mortgagee shall have the STATUTORY POWER OF SALE; provided, however, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Lender the Secured Obligations at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void. When all of the Secured Obligations have been paid in full, Lender shall release of record this Mortgage at the sole cost and expense of the Mortgagor, and shall surrender this Mortgage and all notes and instruments evidencing the Secured Obligations to Mortgagor.

7.          Payment and Performance of Secured Obligations.  Mortgagor shall pay when due, and shall duly and punctually perform and observe, all of the Secured Obligations, including  without limitation, all terms, provisions, conditions, covenants and agreements on Mortgagor's part to be performed or observed as provided in this Mortgage; and this Mortgage shall secure such payment, performance and observance.

8.           Intentionally Deleted.

9.           Maintenance, Repair and Restoration. Mortgagor shall keep the Mortgaged Property in good condition, order, repair and condition and as may be necessary to protect and preserve the value of the Mortgaged Property, causing all necessary repairs, alterations, renewals, replacement, additions, betterments and improvements to be made promptly thereto.

10.           Use Violations or Alterations. Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in any manner which violates any Laws or constitutes a public or private nuisance. Mortgagor shall not commit or permit any waste of the Mortgaged Property or any part thereof. Mortgagor shall not abandon the Mortgaged Property or leave the Mortgaged Property unprotected, unguarded, vacant or deserted, and shall not allow any of the Mortgaged Property to be misused, abused or wasted, or to deteriorate.

11.           Matters of Record; Compliance. Mortgagor shall (a) timely observe and perform all covenants and obligations contained in recorded instruments affecting the Mortgaged Property in all material respects; (b) not take any action or fail to take any action with respect to any recorded instrument affecting the Mortgaged Property if the taking of such action or failure to take such action would cause a default by Mortgagor thereunder.

12.          Real Estate Taxes. Mortgagor shall pay, before any penalty, fine, interest or other cost for non-payment attaches, all Real Estate Taxes.

13.          Insurance Coverage. Mortgagor shall obtain or cause to be obtained, and shall maintain or cause to be maintained at all times the Secured Obligations are outstanding, all insurance which a reasonably prudent owner of a similar project would carry.

14.           Junior Liens. Any Person who shall take a junior mortgage, or other junior lien upon the Mortgaged Property or any part thereof or any interest therein, shall take such lien subject to the rights of Lender to supplement, amend, modify, restate and extend the Note, and to extend the maturity of the Secured Obligations, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing priority over the rights of any such junior lien. All Paramount Lenders shall have the same right to supplement, amend, modify, restate and extend the Paramount Mortgages.

15.           Uniform Commercial Code. (a) Mortgagor (as debtor) and Lender (as secured party) agree: (i) that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code with respect to the Collateral; (ii) that a security interest in and to the Collateral is hereby granted to Lender; and (iii) that all of Mortgagor's right, title and interest therein are hereby assigned to Lender; all to secure payment of the Secured Obligations and to secure performance by Mortgagor of the terms, covenants and provisions hereof. Upon the occurrence and during the continuance of an Event of Default under this Mortgage, Lender, pursuant to the appropriate provisions of the Uniform Commercial Code, shall have an option to proceed with respect to both the Real Estate and the Collateral in accordance with its rights, powers and remedies with respect to the Real Estate, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that if Lender shall elect to proceed with respect to the Collateral separately from the Real Estate, Lender shall have all remedies available to a secured party under the Uniform Commercial Code and five (5) days notice of the sale of the Collateral shall be reasonable notice. All replacements, substitutions and additions to the Collateral shall be and become immediately subject to the security interest of this Mortgage and covered hereby.

(b)           Mortgagor and Lender agree, to the extent permitted by Law, that: (i) all of the goods described within the definition of the words "Improvements" and "Fixtures" herein are or are to become fixtures on the Land, (ii) this Mortgage constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code, as amended or recodified from time to time, covering any Mortgaged Property which now is or later may become fixtures attached to the Land or Improvements; and (iii) Mortgagor is the owner of the Land. The address of Mortgagor as "debtor", and the address of Lender as "secured party" are as set forth in Section 5 of this Mortgage.

16.           Lender's Right of Possession in Case of Default. Upon and during the continuance of an Event of Default, and subject to the rights of Paramount Lenders and the provisions of section 1 hereof, Mortgagor shall forthwith, upon demand of Lender, surrender to Lender and Lender shall be entitled to take actual possession of, the Mortgaged Property or any part thereof, personally, or by its agent or attorneys. In such event Lender in its discretion may, with or without force and with or without process of Law, as permitted by Law, enter upon and take and maintain possession of all or any part of said Mortgaged Property, together with all documents, books, records, papers and accounts of Mortgagor or the then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, and each of their agents or servants, wholly therefrom and may, as attorney in fact or agent of Mortgagor, or in its own name as Lender and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: (a) to cancel or terminate any Lease or Sales Contract for any cause or on any ground which would legally entitle Mortgagor to cancel the same; (b) to elect to disaffirm any Lease or Sales Contract which is then subordinate to the lien hereof to the extent permitted by law; (c) to extend or modify any then existing Leases or Sales Contracts to the extent permitted by law and to make new Leases or Sales Contracts to the extent permitted by law; (d) to enter into any management, operation, power purchase, utility, leasing or brokerage agreements covering the Mortgaged Property; (e) to make all reasonably necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as to it may seem judicious; (f) to insure and reinsure the same and all risks incidental to Lender's possession, operation and management thereof; and (g) to receive all of such Rents; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor.

Mortgagor shall and does hereby agree to indemnify and hold Lender harmless of and from any and all liability, loss or damage which it may incur by reason of or in connection with its performance of any action authorized under this Section 16, except liability, loss and damage arising solely and directly from Lender's willful misconduct or gross negligence. Should Lender incur any such liability, loss or damage, by its performance or nonperformance of actions authorized by this Section 16, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest on any such amount at the lesser of twelve percent (12%) per annum or the highest interest rate then permitted by law (the "Default Rate") shall be secured hereby, and Mortgagor shall reimburse Lender therefor immediately upon demand.

17.           Events of Default.  The occurrence of any one or more of the following shall constitute an "Event of Default,"  as such term is used herein:

(a)           An Event of Default shall have occurred under the Note beyond applicable notice and cure periods; or

(b)           Mortgagor shall default in the performance of any other term, covenant or agreement contained in this Mortgage (other than those specified elsewhere in this Section 17)  for thirty (30) days after written notice of such default has been given to Mortgagor by Lender; provided, however, that if such default is of a nature that it cannot be cured within such thirty (30) day period and Mortgagor commences and diligently proceeds to cure such default, such cure period shall be extended for not more than thirty (30) additional days.

18.           Remedies.  Subject to the provisions of Section I, hereof, upon the occurrence and during the continuance of any Event of Default, and in addition to such other rights, powers and remedies as may be available to Lender hereunder, the Note, or at law or in equity conferred:

(a)           Lender may declare the Secured Obligations, including, without limitation, all amounts due and owing under the Note immediately due and payable without notice to Mortgagor and without presentment, demand, protest or notice of protest or of dishonor, all of which Mortgagor hereby waives.

(b)           Lender may, either with or without process of law, forcibly or otherwise, enter upon and take immediate possession of the Mortgaged Property, expel and remove any persons, goods or chattels occupying or upon the same, receive all Rents, and issue receipts therefor, manage, control and operate the Mortgaged Property as fully as Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs and replacements deemed necessary by Lender and the leasing and sale of the Mortgaged Property, or any part thereof, from time to time, and, after deducting all attorneys' fees and all costs and expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, apply the remaining net income, if any, to the Secured Obligations or upon any deficiency decree entered in any foreclosure proceeding. To the extent permitted by applicable laws, if Mortgagor shall remain in physical possession of the Mortgaged Property, or any part thereof, after any such Event of Default, such possession shall be as a tenant at sufferance of Lender, and Mortgagor agrees to pay to Lender, or to any receiver appointed as provided below, after such default, a reasonable monthly rental for the Mortgaged Property, or the part thereof so occupied by Mortgagor, to be applied as provided above in the first sentence of this subparagraph, and to be paid in advance on the first day of each calendar month, and, in default of so doing, Mortgagor may be dispossessed by summary proceedings. If Mortgagor shall so remain in possession of all, or any part of, the Mortgaged Property, said monthly rental shall be in amounts established by Lender in its sole discretion. This covenant shall be effective irrespective of whether any foreclosure proceeding shall have been instituted and irrespective of any application for, or appointment of, a receiver.

(c)           Lender may file one or more suits at law or in equity for the foreclosure of this Mortgage or to collect Mortgagor's Secured Obligations. Upon commencement of any such suit by Lender, Lender shall have the right, either before or after sale, without notice and without being required to post a bond (notice and bond being hereby waived), without regard to the solvency or insolvency of Mortgagor at the time of application and without regard to the then value of the Mortgaged Property or whether the same is then occupied, to make application for  and obtain the appointment of a receiver for the Mortgaged Property. Such receiver shall have the power to collect the rents during the pendency of such suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect the rents, and shall have all other powers which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property. The court before which such suit is pending may from time to time authorize the receiver to apply the net income in its hands in payment, in whole or in part, of the Secured Obligations. In case of a sale pursuant to foreclosure, the Mortgaged Property may be sold as one parcel.

(d)           Lender may exercise the Massachusetts statutory Power of Sale.

(e)           Lender may exercise any other remedies or rights permitted or provided under or by the laws or decisions of the State (including all rights of a secured party under the Uniform Commercial Code of the State), accruing to a lender and/or secured party upon a default by a Mortgagor and/or debtor or otherwise available at law or in equity.

19.          Waivers and Agreements Regarding Remedies.  To the full extent Mortgagor may do so, Mortgagor hereby:

(a)           agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation or right to determine fair market value (whether for purposes of determining the amount of a deficiency judgment or otherwise), stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Secured Obligations.

(b)           waives all rights to a marshaling of the assets of Mortgagor, including without limitation, the Mortgaged Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Mortgaged Property, and agrees not to assert any right under any Laws pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever, to defeat, reduce or affect the right of Lender under the terms of this Mortgage to a sale of the Mortgaged Property without any prior or different resort for collection, or the right of Lender to the payment of the Secured Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatsoever.

(c)           waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded or compulsory counterclaims. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based upon a claim which could be tried in an action for money damages, such defense, counterclaim or setoff may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action.

(d)           waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

20.          Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding affecting Mortgagor, or any constituent member of Mortgagor, to the extent permitted by Law, Lender shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire amount due and payable by Mortgagor under the Note, at the date of the institution of such proceedings, and for any amounts which may become due and payable by Mortgagor after such date.

21.          Rights Cumulative; No Waiver.  Each right, power and remedy herein conferred upon Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to Lender and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. No act of Lender shall be construed as an election to proceed under any one provision of this Mortgage to the exclusion of any other provision. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Secured Obligations as same shall become due, without regard to whether or not the balance of the Secured Obligations shall then be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure or any other action by reason of any other default or defaults by Mortgagor existing at the time such earlier action was commenced.

22.          No Lender Liability; Indemnity.  Notwithstanding anything contained herein to the contrary, Lender shall not be obligated to perform or discharge, any Obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify and hold Lender harmless of and from any and all liability, claim expense, loss or damage which Lender may or might incur (i) with respect to the Mortgaged Property, or any occurrence thereon or use, discharge or disposal of hazardous materials thereon or therefrom, or work or materials performed or supplied with respect thereto, (ii) the acts or omissions of Mortgagor, its officers, employees, agents, contractors, licensees, invitees, (iii) any Event of Default, (iv) any lien or claim of lien against the mortgage property, and (v) or under or by reason of Lender's exercise of rights hereunder, and of and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to be performed or discharged except any liability, claim expense, loss or damage arising solely and directly from Lender's willful misconduct or gross negligence. Except at such time as Lender is in actual possession, ownership or control of the Mortgaged Property, to the exclusion of Mortgagor, Lender shall not have responsibility for the control, care, management or repair of the Mortgaged Property, or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

23.          Further Assurances.  Mortgagor will do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper for the better assuring, conveying, mortgaging, assigning and confirming unto Lender, all Mortgaged Property mortgaged, deeded, granted, sold, conveyed, pledged, assigned and transferred hereby or Mortgaged Property intended so to be, whether now owned by Mortgagor or hereafter acquired.

24.          Lender's Performance of Secured Obligations.  If Mortgage fails to pay or perform any obligation upon any lien which would be senior to this Mortgage (such as, without  limitation, failure to pay real estate taxes when due) and such failure continues for ten (10) days following written notice from Lender, then Lender may cure such failure, the cost of such cure shall be added to the Secured Obligations, and interest shall accrue thereon at the Default Rate.

25.           Successors and Assigns.  This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns (including, without limitation, each and every record owner from time to time of the Mortgaged Property or any other person having an interest therein), and shall inure to the benefit of Lender and its successors and assigns. Wherever herein Lender is referred to, such reference shall be deemed to include the holder from time to time of the Note.

26.          Provisions Severable.  If fulfillment of any provision of this Mortgage or any transaction related hereto shall at any time involve transcending the limit of validity prescribed by Law, then ipsofacto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained, other than the provisions requiring Mortgagor to pay the Secured Obligations, operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect; and if such clause or provision requires Mortgagor to pay any of the Secured Obligations, then at the sole option of Lender, all of the Secured Obligations shall become due and payable.

27.          Time of the Essence.  Time is of the essence of each covenant, condition and provision of this Mortgage to be performed by Mortgagor.

28.          Notices.  Notices shall be sent in accordance with the notice provisions of the Note.

29.          Law and Venue.  This Mortgage shall be governed by the laws of the Commonwealth of Massachusetts and any dispute, suit or claim regarding this Mortgage shall be venued in the Commonwealth of Massachusetts

30.          Waiver of Jury Trial.  MORTGAGOR AND MORTGAGEE EACH WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS MORTGAGE. MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. MORTGAGOR AND MORTGAGEE AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

31.           Attorneys' Fees.  Either Mortgagee or Mortgagor, if it is the prevailing party in any action to enforce this Mortgage or the parties' rights hereunder, may recover its reasonable attorney's fees and costs and expenses in connection therewith.

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly signed and delivered the day and year first above written.

MORTGAGOR:

Laidlaw New Bedford Biopower, LLC

By:
Name:
Its:

COMMONWEALTH OF MASSACHUSETTS

_______________________,ss

On this _________day of ___________, 20 , before me, the undersigned notary public, personally appeared _______________________, ___________________of Laidlaw New Bedford Biopower, LLC and proved to me through satisfactory evidence of identification which was ________________________, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public

My commission expires:

Mortgage

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